UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Maxwell Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
April 5, 2018
To Our Stockholders:
It is my pleasure to invite you to attend the 2018 Maxwell Technologies, Inc. Annual Meeting of Stockholders (“Annual Meeting”) to be held on May 15, 2018 at 11:00 a.m., PDT, at 3888 Calle Fortunada, San Diego, California 92123.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.
We hope you will be able to attend the Annual Meeting to listen to a discussion of Maxwell’s business, and answer any questions you may have.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. These rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about April 5, 2018, we expect to begin mailing to our stockholders an Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online.
Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reviewing the Proxy Statement, you are urged to promptly vote in accordance with the instructions set forth on the Proxy Card you received. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.
If you have any questions concerning the Annual Meeting or the proposals being voted on, please contact our Investor Relations Department at (858) 503-3300.

Sincerely,
Franz Fink
Chief Executive Officer

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2018
To the Stockholders of Maxwell Technologies, Inc.:
The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 15, 2018 at 11:00 a.m., PDT, at 3888 Calle Fortunada, San Diego, California 92123, for the purpose of considering and voting upon the following:

1.	To elect two Class I members to the Board of Directors to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, increasing the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares;

3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Executive Compensation section of this Proxy Statement;

5.	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.
The foregoing business items are more fully described on the following pages, which are made part of this notice.
Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2, 3 and 4.

WHO MAY VOTE:
The Board of Directors has fixed the close of business on March 23, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 23, 2018 will be available at our corporate headquarters, located at 3888 Calle Fortunada, San Diego, California 92123, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

By Order of the Board of Directors,

David Lyle
Secretary

April 5, 2018
San Diego, California
YOUR VOTE IS IMPORTANT. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO VOTE VIA THE INTERNET. IF YOU HOLD SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM SUCH FIRM, BANK OR OTHER NOMINEE TO VOTE YOUR SHARES. FOR FURTHER DETAILS, SEE “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING”.

MAXWELL TECHNOLOGIES, INC.
3888 Calle Fortunada
SAN DIEGO, CALIFORNIA 92123
(858) 503-3300
PROXY STATEMENT
FOR MAXWELL TECHNOLOGIES
2018 ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2018 AT 11:00 A.M., PDT
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 5, 2018, we will mail to our stockholders an Important Notice Regarding Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs you on how to access your Proxy Card to vote through the Internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Question:	Why am I receiving these materials?

Answer:
Our Board of Directors has made these materials available to you on the Internet or, upon your request will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question:	Why am I being asked to review materials on-line?

Answer:
Under rules adopted by the SEC, we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. We anticipate that the Notice will be mailed to stockholders on or about April 5, 2018.

Question:	How can I electronically access the proxy materials?

Answer:	The Notice provides you with instructions on how to view our proxy materials on the Internet.

Question:	How can I obtain a full set of proxy materials?

Answer:
The proxy materials for the Annual Meeting are available electronically at www.proxyvote.com. The Notice provides you with instructions on how to request printed copies of the proxy materials. You may request printed copies until one year after the date of the Annual Meeting.

Question:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

Answer:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, dealer, or other similar organization to request information about householding.

Question:	What information is contained in this Proxy Statement?

Answer:	The information contained in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process and certain other required information.

Question:	Who is soliciting my vote pursuant to this Proxy Statement?

Answer:	Our Board of Directors is soliciting your vote.

Question:	Who will bear the cost of soliciting votes for the Annual Meeting?

Answer:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Maxwell may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged The Proxy Advisory Group, LLC ("PAG") to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Question:	Who is entitled to vote?

Answer:	Stockholders of record of our common stock on the close of business on March 23, 2018 are entitled to vote at the Annual Meeting (the “Record Date”).

Question:	What am I voting on?

Answer:	You are voting on proposals:

•	To elect two Class I members to the Board of Directors.

•	To approve an amendment to the 2013 Omnibus Equity Incentive Plan.

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

•	To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Question:	How does the Board of Directors recommend that I vote?

Answer:	The Board of Directors recommends a vote:

•	“FOR ALL” for the election of two Class I directors.

•	“FOR” the approval of an amendment to the 2013 Omnibus Equity Incentive Plan.

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Question:	How may I cast my vote?

Answer:
If you are a registered holder of our common stock, meaning that your shares are registered with our transfer agent in your name, you have three options for submitting your vote before the meeting: via the Internet, by telephone or by mail. If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com, by following the instructions for Internet voting on the Notice or Proxy Card mailed to you. If you hold your shares in your name as a registered holder, you may also submit your vote in person at the Annual Meeting.

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “FOR” the election of all two of the Board’s nominees for Class I director, and (ii) “FOR” each of the other proposals presented in the Proxy Statement. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment. However, if you are not a record holder, such as where your shares are held by a brokerage firm, bank, dealer, or other similar organization as described below, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted.

If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in “street name.” If you hold your shares in street name, you received the Notice or the proxy materials from your brokerage firm, bank, dealer, or other similar organization rather than from Maxwell. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you hold your shares in street name, follow the instructions on the Notice, proxy card or voting instruction form you should have received from your brokerage firm or similar organization in order to vote your shares. If you intend to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and bring the legal proxy with you to the Annual Meeting.
If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the governing rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under these rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. In addition, other than the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018, each of the other proposals is “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name in the absence of instructions from you.

Question:	May I cast my vote in person?

Answer:
Yes. If you are the registered holder of the shares, you can vote in person by coming to the Annual Meeting. However, if you hold your shares in street name or you are a representative of an institutional stockholder, you must bring a legal proxy from the organization that is the registered holder of the shares authorizing you to vote the shares you intend to vote at the Annual Meeting.

Question:	May I cast my vote over the Internet, by telephone or by mail?

Answer:	Voting Alternatives:

•	over the Internet at www.proxyvote.com, by following the instructions for Internet voting on the Notice or Proxy Card mailed to you;

•	by phone, by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or Proxy Card mailed to you;

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice.
If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares and the Notice has been sent directly to you by our transfer agent. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Annual Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.
If like most stockholders of the Company, you hold your shares in street name through a brokerage firm, bank or other similar organization rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice is being provided to you by such organization. Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the Annual Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.
We encourage you to vote via the Internet. If you attend the Annual Meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the Annual Meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the Annual Meeting in the manner set forth in this Proxy Statement or as otherwise specified by you. To vote at the Annual Meeting, those who hold shares in street name will need to contact the brokerage firm, bank or other similar organization that holds their shares to obtain a legal proxy to bring to the meeting.

Question:	May I revoke or change my vote?

Answer:
Yes. You may revoke your proxy at any time until it is voted. You may also revoke your proxy by voting in person at the Annual Meeting. If you hold shares in street name, you must contact your brokerage firm or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Question:	How do I attend the Annual meeting?

Answer:
Admission to the Annual Meeting is limited to holders of Company common stock on the Record Date and a member of each attending stockholder’s immediate family or their named representatives. If you are a “stockholder of record” you will need to present identification to be admitted to the Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares “in street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date.

All purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

Question:	Could other matters be decided in the Annual Meeting?

Answer:
As of the date of this Proxy Statement, we are not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Franz Fink, President and Chief Executive Officer and David Lyle, Chief Financial Officer & Secretary as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Question:	Who will count the votes?

Answer:
The Company has hired a third party, Broadridge Financial Solutions, Inc., to tabulate votes cast by proxy and an inspector of elections appointed by us will be present at the Annual Meeting to tabulate the final vote results.

Question:	What happens if the Annual Meeting is adjourned or postponed?

Answer:	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Question:	How are votes counted?

Answer:
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. For the other proposals presented at the Annual Meeting to be approved, the matter must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Additionally, the vote for the approval of the compensation of our named executive officers is advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors.

Question:	What is the deadline for voting?

Answer:
The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern Daylight Time on May 14, 2018. If you hold your shares in street name, please check the information you received from your brokerage firm, bank, dealer, or other similar organization for the voting deadline. If you plan to attend the Annual Meeting and to cast your vote in person, the polls will remain open until they are closed during the Annual Meeting on May 15, 2018. If you hold your shares in street name, you will need to bring the required paperwork in order to vote in person at the Annual Meeting. Please see the answer to the question “May I cast my vote in person?” above for more information.

Question:	How can I find the results of the Annual Meeting?

Answer:	Preliminary results will be announced at the Annual Meeting and final results will be published in a Form 8-K filed shortly after the meeting.

Question:	How can I communicate with the Board of Directors?

Answer:
Stockholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123.

GENERAL INFORMATION
The Board of Directors of Maxwell Technologies, Inc., a Delaware corporation (the “Company,” “Maxwell,” “we” or “us”), is soliciting the enclosed proxy for use at the 2018 Annual Meeting of Stockholders to be held on May 15, 2018 at 11:00 a.m., PDT, at 3888 Calle Fortunada, San Diego, California 92123, and any adjournment or postponement thereof. This Proxy Statement was first made available on or about April 5, 2018 to the stockholders. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Annual Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Annual Meeting and any adjournment or postponement thereof.
The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, is available over the Internet at investors.maxwell.com or, if requested per the instructions in the Notice, will be mailed to stockholders along with this Proxy Statement. The Annual Report on Form 10-K contains, among other things, financial information regarding the Company and a discussion of business developments during the fiscal year ended December 31, 2017. It is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.
VOTING RIGHTS
The close of business on March 23, 2018 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had 37,992,233 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the governing rules on which your broker may vote shares held in street name without your voting instructions. The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under these rules, any election of a member of the Board of Directors, whether contested or uncontested, the proposal to amend the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan (the “Plan”) and each of the other proposals to be considered at the Annual Meeting, other than the proposal to ratify the appointment of BDO USA, LLP as discussed above, are each considered “non-discretionary.” Therefore, brokers are not permitted to vote your shares held in street name for the election of directors, or any such other proposals in the absence of instructions from you.
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors. For matters other than the election of directors, the matter must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy. Additionally, the vote for the approval of the compensation of our named executive officers is advisory and non-binding in nature and cannot overrule any decisions made by the Board of Directors. Under Delaware law, abstentions are not counted as votes cast, and therefore have no effect on the outcome of the matter. Likewise, broker non-votes are not considered to be votes cast and have no effect on the outcome of the matter.
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

STOCKHOLDER PROPOSALS
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, stockholder proposals must be submitted in writing to Maxwell Technologies, Inc., Attn: Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123, and must be received by us no later than December 6, 2018; provided, however, that, in the event that we hold the annual meeting of stockholders to be held in 2019 more than 30 days before or after the one-year anniversary date of our 2018 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. Stockholder proposals must otherwise satisfy the conditions established by the Securities and Exchange Commission, or SEC, for shareholder proposals to be included in the proxy statement for that meeting, including with the requirements of Rule 14a-8 of the Exchange Act. Any stockholder proposal received after December 6, 2018 (or any amended date as provided above) will be considered untimely, and will not be included in our proxy materials. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting
If a stockholder wishes to present a proposal, including a director nomination, at our 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to Maxwell Technologies, Inc., Attn: Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123, not less than 90 calendar days, or January 5, 2019, nor more than 120 days, or December 6, 2018, prior to the one year anniversary date of the Company’s proxy statement delivered to stockholders in connection with the 2018 Annual Meeting, except that in the event the date of the 2019 Annual Meeting is changed by more than 30 days from the anniversary date of the 2018 Annual Meeting, notice by the stockholder in order to be timely must be received not less than 60 calendar days prior to the 2019 Annual Meeting date, or not more than 10 calendar days after the public announcement of the 2019 Annual Meeting date if the public announcement is made less than 60 calendar days prior to the date of the 2019 Annual Meeting. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2019 Annual Meeting. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class I expires on the date of the Annual Meeting. The directors in Class II and Class III will continue in office until their terms expire at the 2019 and 2020 Annual Meeting of Stockholders, respectively. The current Class I directors who are being nominated for reelection are Franz Fink and Steven Bilodeau. The directors elected in Class I at the Annual Meeting will hold office until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Holders of common stock are entitled to cast one vote for each share held for each of the two nominees for director in Class I. The two nominees receiving the greatest number of “FOR” votes will be elected directors of the Company in Class I. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. Broker non-votes will have no effect. The nominees recommended by the Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by the Company’s stockholders. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.
No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. There are no family relationships among any of the Company’s executive officers and directors.

Set forth below is information with respect to nominees for director and other directors of the Company who will continue in office for terms extending beyond the Annual Meeting, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills within the past five years that led to the conclusion that they are qualified to serve as a director, their period of service as a Company director and their age. The nominees for director were nominated by non-management directors of the Company.
NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Steven Bilodeau, 59 (Class I)
Mr. Steve Bilodeau was appointed as a Class I director in May of 2016 and serves as the Chairperson of the Board effective as of the 2017 Annual Shareholder Meeting. He also serves as the Chairperson for the Governance and Nominating Committee and as a member of the Audit Committee and the Compensation Committee. Mr. Bilodeau was chief executive officer of Standard Microsystems Corporation (SMSC) from 1999–2008 where he also served as chairman from 2000-2012. Mr. Bilodeau currently serves as a director of Cohu, Inc., and is a member of the audit, compensation, and governance & nominating committees as well as serving as the chair of the compensation committee. He has also previously served as a director of NuHorizons Electronic Corp., Conexant Systems Inc., and Gennum Corporation.

Individual experience: Mr. Bilodeau’s extensive experience including more than thirty years of general management and operations experience, as well as extensive experience serving on numerous high technology public company boards make him a valuable resource and sounding board as we continue to pursue new avenues for growth in international markets and further qualifies him to serve as a director.

Franz Fink, 56 (Class I)
Dr. Fink joined Maxwell as President and Chief Executive Officer effective as of May 1, 2014. Immediately prior to joining Maxwell, Dr. Fink was an independent business consultant, assisting companies in the industrial and automotive markets with business optimization and growth initiatives. From 2006 to 2012, Dr. Fink served as president and chief executive officer of Gennum Corp., a leading supplier of high-speed analog and mixed-signal semiconductors for the optical communications, networking, and video broadcast markets that was listed on the Toronto Stock Exchange before being acquired by Semtech Corp. in March 2012. From 2003 to 2006, Dr. Fink was senior vice president and general manager of the Wireless and Mobile Systems Group of Austin, Texas-based Freescale Semiconductor, Inc. From 1991 through 2003, Dr. Fink held a series of senior management positions in the Semiconductor Products Sector of Motorola Corp. in Germany, the United Kingdom and the United States. Dr. Fink holds a doctorate in natural sciences from the department of computer-aided design and a master’s degree in computer science and electrical engineering from the Technical University of Munich, Germany.

Individual experience: Dr. Fink is a seasoned technology executive with an established track record of bringing innovative products to the automotive, telecommunications and other global markets. Further, his broad experience in international business operations in addition to his advanced technical education background make him qualified to serve as a director.

Vote Required for Approval and Recommendation of the Board
With regard to the election of directors, the two nominees who receive the greatest number of “FOR” votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Therefore, votes against a candidate, votes withheld and abstentions will have no legal effect in the election of directors.
The Board recommends that stockholders vote FOR ALL of the nominees identified above.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2019 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Jörg Buchheim, 50 (Class II)
Mr. Jörg Buchheim was appointed as a Class II director in July 2016 and serves as a member of the Strategic Alliance Committee. Mr. Buchheim has been the president and CEO of INALFA Roof Systems B.V., a top 3 global supplier of vehicle roof systems located in Europe, since July 2016 and previously served as senior vice president and chief sales officer of Maxwell from March 2016 to June 2016. From 2002 through 2015 he worked at HELLA KGaA Hueck & Co. in a series of senior sales and management positions, including as president and chief executive officer of HELLA China and a member of the HELLA Group Management Board based out of Shanghai. He previously served as HELLA’s global key account manager for Indian OEMs and Hyundai/Kia as well as vice president sales and marketing for Shanghai, China. Prior to joining HELLA, Buchheim worked in European key account sales for Mitsubishi Electric and in project management for Spoerle / Arrow. Mr. Buchheim studied electrical engineering at the University of Applied Sciences in Düsseldorf and graduated with a diploma thesis focused on hybrid vehicles which he completed at the BMW Group Research and Innovation Center.
Individual experience: Dr. Buchheim’s extensive experience as a senior executive of numerous companies, including his current position as chief executive officer of an automotive systems company, global automotive industry experience and breadth of knowledge concerning the international marketplace, including his extensive business experience and know-how to establish and grow business in the Chinese market, combined with his extensive network in China, make him further qualified to serve as a director.

Burkhard Goeschel, 72 (Class II)
Dr. Goeschel was appointed a Class II director in February 2007. He serves as the Chairperson of the Strategic Alliance Committee and as a member of the Governance and Nominating Committee. Since January 2013, he has been senior advisor with Roland Berger Strategy Consultants, a leading global strategy consultancy. From 2007 through 2012, he was chief technology officer of MAGNA International, a leading global supplier of technologically advanced automotive systems, components and complete modules. From 2000 until his retirement in 2006, he was a member of the six-person management board of BMW Group, with overall responsibility for research, development and purchasing. Before beginning his career with BMW in 1978, he spent two years as a group leader for engine product development with Daimler Benz. He is an honorary professor of the Technical University in Graz, Austria, holds an honorary doctorate from the Technical University of Munich and is senator and a member of the university’s management board and a trustee of its Institute for Advanced Studies. Further, he is honorary president of the German Research Association for Internal Combustion Engines, is a member of the Council for Technical Sciences of the Union of German Academies of Sciences and Humanities and was general chairperson of the Society of Automotive Engineers 2006 World Congress. In January 2013, Dr. Goeschel was honored by the State of Austria with the Great Golden Cross of the State of Austria.
Individual experience: Dr. Goeschel’s global automotive industry experience, breadth of knowledge concerning the international marketplace, and prior experience at BMW Group and MAGNA International, in addition to a strong technical background and his deep view into the strategic developments of the automotive industry from his experience as a senior advisor with Roland Berger Strategy Consultants, make him further qualified to serve as a director.

Ilya Golubovich, 32 (Class II)
Mr. Golubovich was appointed as a Class II director in May 2017 and serves as a member of the Compensation Committee, the Governance and Nominating Committee and the Strategic Alliance Committee. Mr. Golubovich is the founding partner of I2BF Global Ventures, a New York based venture capital group focused on early stage technology investments with over $400 million under management. I2BF’s portfolio includes over 40 companies working in cleantech, biotechnology, materials science, IT and aerospace technology sectors. He is a member of the board of directors of Dauria Aerospace, Russia’s first private space company; Primus Power, a Silicon Valley based developer and producer of advanced flow batteries; E La Carte, a Silicon Valley based restaurant and hospitality automation company; and ServiceTitan, a Glendale-based field service management company. Mr. Golubovich is also a member of the Venture Advisory Council and Mentorship Board of the Skolkovo Foundation as well as the Advisory Council of the Physics and Astronomy Department of Johns Hopkins University. He formerly worked at the Energy Department of the London office of Louis Dreyfus in commodity trading and as a project manager at the Siberian Internet Company (Sibintek). He holds a management science and engineering degree from Stanford University.
Individual experience: Mr. Golubovich’s broad and varied experience in advising and overseeing companies in the technology sectors, including, notably, his experience with a former ultracapacitor company, along with his expansive geographical exposure to these industries and opportunities make him further qualified to serve as a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2020 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Richard Bergman, 54 (Class III)
Mr. Bergman was appointed as a Class III director in May 2015. He serves as the Chairperson of the Compensation Committee and as a member of the Audit Committee. Mr. Bergman is president and chief executive officer of Synaptics, Inc., a leading developer of human interface solutions for intelligent devices. He joined Synaptics in 2011, after serving in a series of senior executive positions with AMD, where he was senior vice president and general manager of AMD’s Product Group from May 2009 to September 2011, and senior vice president and general manager of AMD’s Graphics Product Group (GPG) from October 2006 to May 2009. Prior to AMD, he held other senior management positions in the technology industry at ATI, S3 Graphics, Texas Instruments and IBM.

Individual Experience: Mr. Bergman’s expertise comes from a career of managing multi-national companies, including in the developing growth markets and related to corporations undergoing restructuring initiatives. Mr. Bergman’s personal experience with critical human resources and compensation-related matters provides unique insight into such practices.

John Mutch, 61 (Class III)
Mr. Mutch was appointed as a Class III director in April 2017. He serves as the Chairperson of the Audit Committee and as a member of the Strategic Alliance Committee. Mr. Mutch is the founder and managing partner of MV Advisors LLC, a diversified investment firm which provides focused investment and operational guidance to both private and public companies founded in 2006. Mr. Mutch is a technology industry executive with more than 30 years of experience. From 2003 to 2005, he served as the president and chief executive officer of Peregrine Systems Inc. and successfully restructured the company, culminating in the sale of Peregrine to Hewlett-Packard (HP). From 1999 to 2002, he served as chief executive officer of HNC Software Inc., where he served initially as vice president of marketing and corporate development from 1997 to 1998 and then as president of HNC Software Inc. Insurance Solutions from 1998 to 1999. In his earlier career, Mr. Mutch served a variety of positions, including with Microsoft Corporation. Mr. Mutch is currently the chairman of the board of Aviat Networks, a Nasdaq-listed global provider of microwave networking solutions, where he also serves as the chairperson of the audit committee and as a member of the governance and nominating committee. He currently also serves on the board of Agilysys, Inc., a Nasdaq-listed leading technology company that provides innovative mobile and wireless solutions and services to the hospitality industry, where he serves as a member of the audit committee and compensation committee. He also serves on the board of RhythmOne plc, a LSE AIM-listed company in the digital advertising space which acquired Yume, Inc., in early 2018 where he served as a board member just prior to the acquisition. Mr. Mutch previously served on the board of Quantum Corporation.

Individual experience: Mr. Mutch been an executive and investor in the technology industry for over 30 years and has a long, sustained track record of creating shareholder value. He has been a public and private company chief executive officer leading companies to significant revenue growth and profitability improvement. Mr. Mutch has served on the board of directors of numerous public and private companies.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board is currently composed of seven members, all of whom, with the exception of Dr. Fink, were determined by the Board to be independent within the meaning of the Nasdaq Global Market (“Nasdaq”) listing standards. The Board size is currently fixed at seven members. During the fiscal year ended December 31, 2017, the Board held 18 meetings and each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member. The Company also encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All active members of the Board at the time of the Company’s 2017 Annual Meeting of Stockholders were in attendance.
Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 3888 Calle Fortunada, San Diego, California 92123. All such stockholder communications will be forwarded to the Board, specific member of the Board or committee to whom the communications are addressed.
The Board also has established an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Strategic Alliance Committee. The following table sets forth the non-employee members of our Board and the committees of which each director is a member since July 13, 2017.

Non-Employee Directors:			Governance and Nominating	Strategic Alliance
Name of Director	Audit	Compensation
Richard Bergman	X	X*
Steven Bilodeau	X	X	X*
Jörg Buchheim				X
Burkhard Goeschel, Ph.D.			X	X*
Ilya Golubovich		X	X	X
John Mutch	X*			X
X = Committee member; * = Chairperson
Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statement reviews. The Audit Committee held seven meetings during the fiscal year ended December 31, 2017.
All members of the Company’s Audit Committee are independent (as independence is defined in Nasdaq listing standards). All members have been designated by the Board as the Audit Committee’s financial experts. The Audit Committee has adopted a written Audit Committee Charter available at the Company’s website at investors.maxwell.com. Our website address is included throughout this proxy statement for reference only. The information contained on our website is not incorporated by reference into this proxy statement.
Compensation Committee
The Compensation Committee approves salaries and incentive compensation of the Company’s executive officers and other employees and recommends the approval of compensation of directors, oversees the administration of the Company’s equity compensation plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee held four meetings during the fiscal year ended December 31, 2017. All members of the Company’s Compensation Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Compensation Committee has adopted a written Compensation Committee Charter available at the Company’s website at investors.maxwell.com.

Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee of Maxwell.
Governance and Nominating Committee
The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, monitors the function of the Board and its committees regarding overall effectiveness, composition and structure, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends corporate governance guidelines and policies for adoption by the Board. The Governance and Nominating Committee held five meetings during the fiscal year ended December 31, 2017.
The members of the Governance and Nominating Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter which is available on the Company’s website at investors.maxwell.com.
The Governance and Nominating Committee coordinates and oversees annual self-assessments of the performance and procedures of the Board and each committee of the Board. The annual self-assessments solicit feedback from the directors and committee members in the areas of overall effectiveness, composition and structure, culture, focus, information and resources, and processes. The Board and each committee review and discuss the outcome of its own self-assessment during an evaluation session and improvements are implemented where considered appropriate. In addition, the Board typically engages an outside party to facilitate an independent assessment of the Board and the Board committees effectiveness.
When considering a potential candidate for membership on the Company’s Board, the Governance and Nominating Committee considers relevant business and other experience and demonstrated character and judgment as described in the Company’s Board Guidelines, which are posted on the Company’s website at investors.maxwell.com. The same process is followed by the Governance and Nominating Committee when it evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder, as opposed to a candidate that is recommended for nomination for membership by the Governance and Nominating Committee and Board. The Governance and Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting.
In addition to the considerations described above, the Governance and Nominating Committee considers the composition of the Board in its evaluation of candidates for Board membership as well as existing Board members. The Board believes that factors such as background, experience, independence, character, judgment, skills, diversity, age, race, gender and national origin as it relates to each individual Board member as well as the Board as a whole are important considerations in Board composition. The Governance and Nominating Committee believes that, as a group, the nominees above complement the Board’s composition and bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.
The Governance and Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at investors.maxwell.com. The procedure provides that a timely notice relating to the nomination must be given in writing to the Secretary of the Company prior to the Annual Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under the section “Stockholder Proposals” in this Proxy Statement. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and include information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. Since our prior annual meeting, there have been no material changes to the procedures by which stockholders may recommend nominees to the Board.
Strategic Alliance Committee
In late 2015, the Board formed a new ad hoc special committee to advise and consult with management of the Company regarding strategic business arrangements. In early 2016, the Board converted this ad hoc committee to a standing committee commissioned formally as the Strategic Alliance Committee to provide advice and oversight of strategic transactions involving a particular portion of the Company’s proprietary technology, provided that the full Board shall be kept fully informed about all material developments related to any strategic transaction and all material decisions relating to any strategic transaction shall be made by the full Board. There currently is no written charter for the Strategic Alliance Committee. The Strategic Alliance Committee met twice in 2017.

Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s chief executive officer, chief financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at investors.maxwell.com in English, French, German and Chinese and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions will be disclosed on the Company’s website.
Board Leadership Structure and Role in Risk Oversight
Our Board separates the positions of Chairperson of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly in light of the Board’s oversight responsibilities. We believe that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.
The Board is responsible for oversight of the Company’s risk management process. The entire senior management of the Company is responsible for risk assessment activities including, identifying, prioritizing and managing risks as well as reporting and communicating on such risk management activities to the Board of Directors. A Chairperson that is independent of management adds another layer of insight to the risk assessment process by bringing a broad perspective on the Company’s goals and strategic objectives.
As part of its oversight of our Company’s executive compensation programs, the Compensation Committee considers the impact of the programs, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our Company’s compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk assumption, to determine whether they present a significant risk to our Company.
The Compensation Committee has concluded that, for all employees, our Company’s compensation programs do not encourage excessive risk and are not likely to have a material adverse effect on the Company for the following reasons:

•
The Compensation Committee retains a degree of discretion with respect to our annual short-term incentive bonus program, and uses multiple performance objectives in that program, which minimizes the risk that might be posed by the short-term variable component of our compensation programs;

•
The long-term incentive component of our compensation program, which includes the grant of restricted stock unit awards with service and performance-based vesting conditions, provides employees with an incentive to increase the value of our stock while also exposing them to downside risk, thereby encouraging behaviors that support sustainable value creation; and

•
The annual incentive bonus and long-term incentive components of our compensation program are subject to maximum achievement levels, thereby limiting the amount of these compensation components that can be earned by our executive officers. Typically, the maximum that can be earned under the annual incentive bonus program is 150% of targeted bonus compensation, and for performance-based long-term incentive awards, the maximum share payout that can be earned is 200% of the targeted number of shares subject to the award.

Compensation of Directors
For the fiscal year ended December 31, 2017, non-employee directors of the Company earned compensation for services provided as a director in the form of cash and equity compensation. For services in 2017, each board member earned an annual cash retainer of $50,000. In addition, the chairperson of the Board and each of the chairpersons of the committees of the Board earned additional annual cash compensation as follows: $45,000 to the Chairperson of the Board; $15,000 to the Chairperson of the Audit Committee, $15,000 to the Chairperson of the Strategic Alliance Committee, $12,000 to the Chairperson of the Compensation Committee; and $10,000 to the Chairperson of the Governance and Nominating Committee. Further, each member of the committees of the Board, who does not also serve as the chairperson of a committee, earned the following annual cash compensation: $6,000 to each member of the Audit Committee, Strategic Alliance Committee and Compensation Committee; and $5,000 to each member of the Governance and Nominating Committee. In July 2017, several directors changed committees and as a result their compensation was prorated for the period they participated on the committees. In 2016, the Board implemented an excess meeting fee policy under which non-employee directors would be paid a fee of $1,500 per meeting in excess of 10 meetings per year for each of the Board and its committees. In 2017, four non-employee directors earned excess meeting fees as reported below. In 2018, the Board rescinded the excess meeting fee policy effective as of January 1, 2018.
In addition to the cash compensation described above, each Board member receives annual compensation in the form of equity awards. In 2017, in response to dialogue with stockholders, we changed the form of annual equity awards granted to our non-employee directors to consist of a mix of RSUs and stock options. As a result, for 2017, each non-employee director received a RSU award under the 2013 Omnibus Equity Incentive Plan covering a number of shares of our common stock determined by dividing $85,000 by the closing market price of our common stock on the date of grant, rounded down to the nearest whole share, as well as 5,000 stock options with an exercise price equal to the closing market price of our common stock on the date of grant. These awards vest on the first anniversary of the date of grant, or, if sooner, upon a change in control of the Company.
In addition to the annual RSU and stock option awards described above, directors are eligible to receive additional equity-based awards under our equity incentive plan at the time of their election or appointment, or on a discretionary basis from time to time as determined by the Compensation Committee. In accordance with the 2013 Omnibus Equity Incentive Plan, directors are limited to stock awards with an aggregate grant date fair value of $300,000 in any calendar year, except that a director may receive stock awards with an aggregate grant date fair value of $400,000 in the calendar year in which he or she is initially appointed to the Board.
In early 2017, the Board approved a non-employee director deferred compensation program pursuant to which participating non-employee directors may make irrevocable elections on an annual basis to take fully vested restricted stock units in lieu of their cash-based non-employee director fees (including, as applicable, any annual retainer fee, committee fee and any other compensation payable with respect to their service as a member of the Board) and to defer the settlement upon the vesting of all or a portion of their equity awards granted in the applicable calendar year. In the event that a director makes such an election, the Company will grant fully vested restricted stock units in lieu of cash, with an initial value equal to the cash fees, which will be settled immediately after grant or at a future date elected by the respective non-employee director through the issuance of Maxwell common stock. This program was implemented with the intention of further aligning the interests of directors with those of shareholders by enabling non-employee directors a vehicle to increase their equity stake by receiving payment in the form of equity instead of cash. The participation in this program is optional for non-employee directors and each director’s election can be found in the footnotes below. In 2017, the first year of the program, non-employee directors were able to make elections regarding their compensation for the second through the fourth quarter. With the program fully implemented prior to the end of the calendar year, all non-employee directors were able to make elections for 2018 compensation for the entirety of the calendar year.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during fiscal year 2017, other than our chief executive officer who did not receive any compensation for services as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (11) ($)		Total ($)
Richard Bergman	75,302	(1)	99,746	(12)	175,048
Steven Bilodeau	105,549	(2)	99,746	(13)	205,295
Jörg Buchheim	65,000	(3)	99,746	(14)	164,746
Burkhard Goeschel, Ph.D.	82,000	(4)	99,746	(15)	181,746
Ilya Golubovich	39,190	(5)	100,599	(16)	139,789
Robert Guyett	37,917	(6)	99,746	(17)	137,663
Roger Howsmon	38,500	(7)	99,746	(18)	138,246
Yon Yoon Jorden	42,583	(8)	99,746	(19)	142,329
John Mutch	45,225	(9)	99,746	(20)	144,971
David Schlotterbeck	68,833	(10)	99,746	(21)	168,579
________________

(1)
Mr. Bergman is the Chairperson of the Compensation Committee and a member of the Audit Committee. Pursuant to Mr. Bergman’s election to receive payment of director’s fees in fully vested restricted stock units, $59,802 of director’s fees were settled with 10,335 shares of fully vested restricted stock units.

(2)
Mr. Bilodeau is the Chairperson of the Board and the Chairperson of the Governance and Nominating Committee. He is also a member of the Audit Committee and Compensation Committee. Pursuant to Mr. Bilodeau’s election to receive payment of his 2017 director’s fees in fully vested restricted stock units, $87,299 of director’s fees were settled with 15,051 shares of fully vested restricted stock units.

(3)
Mr. Buchheim is a member of the Strategic Alliance Committee. Pursuant to Mr. Buchheim’s election to receive payment of his 2017 director’s fees in fully vested restricted stock units, $51,000 of director’s fees were settled with 8,821 shares of fully vested restricted stock units.

(4)
Dr. Goeschel is the Chairperson of the Strategic Alliance Committee and a member of the Governance and Nominating Committee. Pursuant to Dr. Goeschel’s election to receive payment of his 2017 director’s fees in fully vested restricted stock units, $64,500 of director’s fees were settled with 11,153 shares of fully vested restricted stock units.

(5)
Mr. Golubovich joined the Board in May 2017 and became a member of the Compensation Committee, Strategic Alliance Committee and Governance and Nominating Committee in July 2017. This amount is prorated to reflect his service during 2017. Pursuant to Mr. Golubovich’s election to receive payment of his 2017 director’s fees in fully vested restricted stock units, $39,190 of director’s fees were settled with 6,747 shares of fully vested restricted stock units.

(6)	Mr. Guyett ended his term as a member of the Board in July 2017. During 2017 he had served as the Chairperson of the Audit Committee.

(7)
Mr. Howsmon ended his term as a member of the Board in July 2017. During 2017 he had served as the Chairperson of the Governance and Nominating Committee and was also a member of the Compensation Committee.

(8)
Ms. Jorden ended her term as a member of the Board in July 2017. During 2017 she had served as the Chairperson of the Compensation Committee and was also a member of the Audit Committee and the Governance and Nominating Committee.

(9)
Mr. Mutch joined the Board in April 2017 and became Chairperson of the Audit Committee and a member of the Strategic Alliance Committee in July 2017. This amount is prorated to reflect his service during 2017.

(10)
Mr. Schlotterbeck ended his term as a member of the Board in July 2017. During 2017 he had served as the Chairperson of the Board and was also a member of the Audit Committee, Strategic Alliance Committee, Compensation Committee and Governance and Nominating Committee.

(11)
The amounts in this column represent the grant date fair value of equity awards granted during the year ended December 31, 2017. The amounts for each director, excluding Mr. Golubovich, consist of 15,370 restricted stock units and 5,000 stock options granted to each of the directors on May 22, 2017 with grant date fair values of $84,996 and $14,750, respectively, per director. Mr. Golubovich’s grant consists of 14,505 restricted stock units and 5,000 stock options granted on July 13, 2017 with grant date fair values of $84,999 and $15,600, respectively. The assumptions used to compute the grant date fair value of the stock awards are set forth in Note 10 of our 10-K filed with the SEC for the year ended December 31, 2017

(12)	As of December 31, 2017, Mr. Bergman held 15,370 unvested restricted stock units and 5,000 unvested stock options.

(13)	As of December 31, 2017, Mr. Bilodeau held 15,370 unvested restricted stock units and 5,000 unvested stock options.

(14)	As of December 31, 2017, Mr. Buchheim held 15,370 unvested restricted stock units and 5,000 unvested stock options.

(15)	As of December 31, 2017, Dr. Goeschel held 15,370 unvested restricted stock units and 5,000 unvested stock options.

(16)	As of December 31, 2017, Mr. Golubovich held 14,505 unvested restricted stock units and 5,000 unvested stock options.

(17)	Due to the end of Mr. Guyett’s term as a member of the Board in July 2017, the vesting of the 15,370 restricted stock units granted on May 22, 2017 was accelerated.

(18)	Due to the end of Mr. Howsmon’s term as a member of the Board in July 2017, the vesting of the 15,370 restricted stock units granted on May 22, 2017 was accelerated.

(19)	Due to the end of Ms. Jorden term as a member of the Board in July 2017, the vesting of the 15,370 restricted stock units granted on May 22, 2017 was accelerated.

(20)	As of December 31, 2017, Mr. Mutch held 15,370 unvested restricted stock units and 5,000 unvested stock options.

(21)	Due to the end of Mr. Schlotterbeck’s term as a member of the Board in July 2017, the vesting of the 15,370 restricted stock units granted on May 22, 2017 was accelerated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of common stock; (ii) each director of the Company; (iii) each of the named executive officers, which includes our Chief Executive Officer, our Chief Financial Officer and our Vice President of Operations; and (iv) all current directors and executive officers of the Company as a group. Information for the officers and directors is as of March 21, 2018. The address for each individual is 3888 Calle Fortunada, San Diego, California 92123.

	Beneficial Ownership
Name and Address of 5% or Greater Beneficial Ownership	Number of Shares (1)		Percentage of Total (2)
Van Den Berg Management I, Inc.	2,269,682	(3)	5.97%
805 Las Cimas Parkway, Suite 430, Austin, TX 78746
BlackRock Inc.	2,266,227	(4)	5.97%
55 East 52nd Street, New York, NY 10055
Neuberger Berman Group LLC	1,893,747	(5)	4.99%
1290 Avenue of the Americas, New York, NY 10104
	Beneficial Ownership
Beneficial Ownership of Directors and Officers	Number of Shares (1)		Percentage of Total (2)
Franz Fink	724,942	(6)	1.90%
David Lyle	160,960	(7)	*
Everett Wiggins	10,602	(8)	*
Rick Bergman	61,566	(9)	*
Steven Bilodeau	51,990	(10)	*
Jörg Buchheim	357,204	(11)	*
Burkhard Goeschel, Ph.D.	146,317	(12)	*
Ilya Golubovich	1,419,280	(13)	3.73%
John Mutch	20,370	(14)	—
All current directors and executive officers as a group (9 persons)	2,953,231	(15)	7.72%
_______________

*	Less than one percent.

(1)
Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days and restricted stock units settling within 60 days of March 21, 2018 are deemed outstanding for computing the percentage of the person holding such options or awards but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 37,988,015 shares of common stock outstanding on March 21, 2018.

(3)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Van Den Berg Management I, Inc. on February 14, 2018.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by BlackRock Inc. on January 25, 2018.

(5)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Neuberger Berman Group LLC on February 15, 2018.

(6)	Consists of (a) 641,316 shares of common stock held directly; (b) options to purchase 73,626 shares of common stock; and (c) 10,000 restricted stock units settling within 60 days of March 21, 2018.

(7)
Consists of (a) 122,797 shares of common stock held directly; (b) options to purchase 25,160 shares of common stock currently exercisable or exercisable within 60 days of March 21, 2018; and (c) 13,003 restricted stock units settling within 60 days of March 21, 2018.

(8)	Consists of options to purchase 10,602 shares of common stock.

(9)
Consists of (a) 27,995 shares of common stock held directly; (b) options to purchase 5,000 shares of common stock exercisable within 60 days of March 21, 2018; (c) 15,370 restricted stock units settling within 60 days of March 21, 2018; and (d) 13,201 restricted stock units with deferred settlement that are vested or that are vesting within 60 days of March 21, 2018.

(10)
Consists of (a) 16,569 shares of common stock held directly; (b) options to purchase 5,000 shares of common stock exercisable within 60 days of March 21, 2018; (c) 15,370 restricted stock units settling within 60 days of March 21, 2018; and (d) 15,051 restricted stock units with deferred settlement that are vested or that are vesting within 60 days of March 21, 2018.

(11)
Consists of (a) 332,957 shares of common stock held directly; (b) options to purchase 5,000 shares of common stock exercisable within 60 days of March 21, 2018; and (c) 19,247 restricted stock units settling within 60 days of March 21, 2018.

(12)	Consists of (a) 120,973 shares of common stock held directly; (b) options to purchase 5,000 shares of common stock; and (c) 20,344 restricted stock units settling within 60 days of March 21, 2018.

(13)
Consists of (a) 1,390,204 shares of common stock held directly by I2BF Energy Limited, a wholly-owned subsidiary of I2BF Venture Partners, Ltd. of which Mr. Golubovich is a director and exercises investment and dispositive control; (b) options to purchase 5,000 shares of common stock exercisable within 60 days of March 21, 2018; (c) 14,505 restricted stock units settling within 60 days of March 21, 2018; and (d) 9,571 restricted stock units with deferred settlement that are vested or that are vesting within 60 days of March 21, 2018. Arbat Capital Group Limited (“Arbat”) holds 1,639,702 shares of common stock. Mr. Golubovich is also a director of Arbat and a beneficiary of Global Vision Investments Foundation, which owns approximately 90% of the ownership interest in Arbat. Mr. Golubovich disclaims beneficial ownership of the common stock held by Arbat except to the extent of his pecuniary interest therein and such shares are excluded from the calculation of shares held by Mr. Golubovich in the table above.

(14)	Consists of (a) options to purchase 5,000 shares of common stock exercisable within 60 days of March 21, 2018; and (b) 15,370 restricted stock units settling within 60 days of March 21, 2018.

(15)
Includes (a) options to purchase 139,388 shares of common stock which are currently exercisable or are exercisable within 60 days of March 21, 2018; (b) 123,209 restricted stock units settling within 60 days of March 21, 2018; and (c) 37,823 vested restricted stock units with deferred settlement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and the written representations of our executive officers, directors and greater than ten percent (10%) stockholders, we have determined that no person was delinquent with respect to reporting obligations as set forth in Section 16(a) of the Exchange Act.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE 2013 OMNIBUS EQUITY INCENTIVE PLAN
In 2013, the Board adopted and the stockholders approved the Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2013 Plan, under which employees and directors may receive grants of stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”), and performance cash awards. The 2013 Plan serves as the successor to our 2005 Omnibus Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan. We are asking stockholders to approve an amendment to our 2013 Plan to increase the total number of shares that may be issued under the 2013 Plan by 1,500,000 shares.
The history of the 2013 Plan is as follows:

•	The 2013 Plan initially authorized the issuance of up to an aggregate of 3,207,298 shares of common stock of the Company.

•	On May 22, 2015, stockholders approved an amendment to increase the total number of shares that can be issued under the plan by 1,500,000 from 3,207,298 shares to 4,707,298 shares.

•	On June 15, 2016, stockholders approved an amendment to increase the total number of shares that can be issued under the plan by 2,400,000 from 4,707,298 shares to 7,107,298 shares.

•
On July 13, 2017, stockholders approved amendments to increase the total number of shares that can be issued under the plan by 1,500,000 from 7,107,298 shares to 8,607,298 shares, increase the annual participant limits in Section 3.5 of the plan and prohibit payment of dividends on unvested awards.

As of March 21, 2018, under both our 2005 and 2013 Plans:

•	There were 3,856,275 shares of common stock issued upon exercise of stock options, settlement of restricted stock units, or that have vested under restricted stock awards and become non-forfeitable.

•	There were 294,471 shares subject to issuance upon exercise of outstanding options at a weighted average share price of $8.14 per share and a weighted average remaining life of 6.0 years.

•	There were 13,898 shares subject to unvested restricted stock awards and 4,212,940 shares subject to outstanding restricted stock unit awards.

•	There were approximately 1,373,434 shares of common stock available for future issuance under the 2013 Plan.
During the last fiscal year, we granted an aggregate of 898,851(1) shares of common stock subject to restricted stock unit awards under the 2013 Plan to executive officers and directors. Restricted stock units were granted to executive officers and directors with grant date fair values ranging from $5.44 to $7.62 per share. Also during the last fiscal year, we granted to all our employees (excluding executive officers) as a group 1,596,073(2) shares subject to restricted stock unit awards. Restricted stock units were granted to employees who are not executive officers with grant date fair values ranging from $4.57 to $8.62 per share.

(1)
Of the 898,851 restricted stock unit awards granted to our executive officers and directors, 406,000 were granted with vesting based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. We refer to these awards as market stock units or “MSUs”. The potential payout ranges from 0% to 200% of the target number of MSUs granted. The number of award shares disclosed is based upon the maximum achievement of 200% of target.

(2)
Of the 1,596,073 restricted stock unit awards granted to employees who were not executive officers, 329,748 were granted with vesting based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. The potential payout ranges from 0% to 200% of the target number of MSUs granted. The number of award shares disclosed is based upon the maximum achievement of 200% of target.

The following table presents information regarding our burn rate for the past three fiscal years based on awards granted under the 2013 Plan, the 2005 Plan, and outside a stockholder-approved plan as an inducement for certain individuals to commence employment with the Company. For this purpose, the “burn rate” means the total number of shares of our common stock issuable upon exercise or vesting of the equity-based awards granted by the Company in that year (less forfeitures of stock options and service-based RSAs and RSUs) divided by the weighted average number of shares of common stock issued and outstanding during that year. In calculating the burn rate, shares subject to performance-based awards are included in this calculation only as to those shares that vest and are issued based on performance and are included for the year in which the vesting occurs (as opposed to counting the shares subject to the performance awards at the time of grant). As shown in the table, our average burn rate calculated for the three-year period was 2.4%.

	Years Ended December 31,
	2017	2016	2015
Stock options granted	50,000	—	321,844
Service-based RSUs granted	1,298,850	993,434	614,167
Performance RSAs and RSUs earned and released	348,087	15,254	—
Subtotal	1,696,937	1,008,688	936,011
Less: Stock options forfeited	(102,634)	(516,946)	(63,058)
Less: Service-based RSAs and RSUs forfeited	(208,809)	(223,672)	(124,011)
Burn Rate	1,385,494	268,070	748,942
Weighted average basic common shares outstanding	35,479,887	31,869,858	30,715,580

Percentage Burn Rate*	3.9%	0.8%	2.4%
3-Year Average Percentage Burn Rate	2.4%
* Calculated as follows:
Options granted + Service-based RSUs granted + Performance RSAs & RSUs earned - Options and Service-based RSUs & RSAs forfeited
Weighted average basic common shares outstanding
We believe that our ability to award stock-based incentive compensation is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to the Company generate much of the growth and success of our business. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. Awards under our equity compensation plans generally vest over a period of service with us or upon accomplishment of performance objectives, giving the recipient an additional incentive to provide services over a number of years and build on past performance.
Vote Required for Approval and Recommendation of the Board
Approval of the amendment to the 2013 Plan by the stockholders of the Company will require the affirmative vote of a majority of the votes cast on the matter, either in person or by proxy. Under Delaware law and the Bylaws, abstentions and broker non-votes are not counted as votes cast, and therefore have no effect on the approval of the amended 2013 Plan.
Should such stockholder approval not be obtained, the amendment to the 2013 Plan will not be implemented. The 2013 Plan will, however, continue in remain in effect, and stock awards will continue to be granted under the 2013 Plan to all eligible participants, until all the shares available for issuance under the 2013 Plan have been issued, or until the plan terminates on its currently scheduled expiration date in December 2023.
The Board recommends that stockholders vote FOR the approval of the amendment to the Company’s 2013 Plan.
Terms and Conditions of the Amended 2013 Plan
The following is a summary of the principal features of the amended 2013 Plan, which is attached hereto as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2013 Plan. To the extent there is a conflict between this summary and the actual terms of the amended 2013 Plan, the actual terms of the amended 2013 Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Investor Relations, Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123, or may access the document from the SEC’s website at www.sec.gov.
Administration
The Compensation Committee of our Board of Directors administers the 2013 Plan. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the 2013 Plan, including the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The term plan administrator, as used in this summary, means the Board of Directors, the Compensation Committee, or a secondary committee, to the extent that each such entity is acting within the scope of its administrative jurisdiction.

Except in connection with certain changes in our capital structure, as described in the “Changes in Capitalization” section that appears later in this Proposal, the plan administrator does not have the discretion to take any of the following actions without stockholder approval:

•	Reprice any outstanding stock awards under the 2005 Plan or 2013 Plan;

•	Cancel and re-grant outstanding stock awards under the 2005 Plan or 2013 Plan; or

•
Amend the terms of outstanding stock awards under the 2005 Plan or 2013 Plan to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other stock awards, or options with an exercise price that is less than the exercise price of the original options.

The 2013 Plan also prohibits dividend payments on unvested awards so that any dividends or dividend equivalents on unvested awards will be subject to the same vesting conditions as the awards to which they relate. In addition, the plan administrator may not modify outstanding awards without the consent of any adversely affected participant.
Share Reserve
As of March 21, 2018, the aggregate maximum number of shares of common stock authorized for issuance under the 2013 Plan is 8,607,298. If this Proposal is approved by our stockholders, aggregate maximum share authorization under the 2013 Plan would increase by 1,500,000 to 10,107,298 shares. Of this cumulative authorization, assuming approval of this Proposal, a total of 2,873,434 would be available for future award grants, comprised of 1,500,000 shares newly reserved in connection with this proposal and 1,373,434 shares that remain available for grant under the prior stockholder approved authorization.
Should an option or RSU be forfeited or expire for any reason before being exercised or settled in full, the shares subject to such stock awards will be available for subsequent awards under the 2013 Plan. If restricted stock or shares issued upon the exercise of an option are forfeited for any reason prior to the shares having become vested, the shares subject to the forfeiture will be available for subsequent awards under the 2013 Plan. Finally, to the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance under the 2013 Plan.
If the exercise price of an option is satisfied by tendering shares of common stock held by the participant or by means of a net exercise, the number of shares available for subsequent issuance under the 2013 Plan will be reduced by the gross number of shares for which the option is exercised. Finally, shares withheld in satisfaction of applicable withholding taxes will not again become available for issuance under the 2013 Plan.
The shares issuable under the 2013 Plan may be made available from authorized but unissued shares of common stock or from shares of common stock reacquired by the Company.
Types of Awards
The 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	restricted share awards of our common stock, sometimes referred to simply as restricted stock;

•	restricted stock units; and

•	performance cash awards.
Eligibility
Employees (including officers), directors who are not employees, and consultants who render services to the Company or its affiliates are eligible to receive awards under the 2013 Plan. The actual selection of the participants in the 2013 Plan is generally determined by the Compensation Committee.
The 2013 Plan includes limits on the amount of awards that may be granted to any one participant in any calendar year as follows:

•
No participant in the 2013 Plan may be granted options during any calendar year covering more than 500,000 shares, except that a new employee may be granted options covering 700,000 shares in his or her initial year of employment.

•	No participant may be granted restricted stock and RSUs during any calendar year covering more than 500,000 shares.

•
The grant date fair value of stock awards granted to any non-employee director may not exceed $300,000 per calendar year, except that a new non-employee director may be granted stock awards with a grant date fair value not in excess of $400,000 in the year in which he or she is initially appointed to the board of directors. Stock awards granted in lieu of a non-employee directors’ cash compensation do not count towards this limitation nor do any awards granted to a non-employee director while he or she was an employee or consultant (if applicable).

•	No participant may be paid more than $2,500,000 in cash during any calendar year pursuant to performance cash awards.
As of March 21, 2018, approximately 439 persons (including three executive officers and six non-employee directors) were eligible to participate in the 2013 Plan.
Determination of Exercise Price
For purposes of establishing an option exercise price under the 2013 Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as such price is reported on the Nasdaq Global Market. If the applicable date is not a trading day, the fair market value will be the closing price on the last trading day prior to the applicable date. On March 21, 2018, the fair market value of the common stock determined on such basis was $6.14 per share.
Stock Options
Stock options granted under the 2013 Plan are subject to the terms and conditions of option agreements approved by the plan administrator. Options become vested and exercisable at the time or times, and upon such conditions, as determined by the plan administrator. Options granted under the 2013 Plan may provide for accelerated vesting and/or exercisability in the event of the optionee’s death, disability, or a change in control transaction. The exercise price of options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date.
Both incentive stock options and nonstatutory stock options are available for grant under the 2013 Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Code. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment.
The exercise price of options may be paid in cash or cash equivalents, or with the plan administrator’s consent:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of the option shares through a broker designated by us;

•	through a net exercise procedure;

•	with a full-recourse promissory note, to the extent permitted by applicable laws; or

•	by any other forms of legal consideration consistent with applicable laws, regulations, and rules.
Options generally expire 10 years after they are granted, except that they may expire earlier if the optionee’s service terminates earlier.
Restricted Stock
Restricted stock awards are granted pursuant to restricted stock agreements approved by the plan administrator which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash or cash equivalents, (b) property, (c) cancellation of other equity awards, (d) past or future services rendered to us or our affiliates, (e) a full-recourse promissory note, to the extent permitted by applicable laws, or (f) any other form of legal consideration approved by the Compensation Committee. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Accelerated vesting may occur in the event of the participant’s death, disability, or a change in control transaction. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.

Restricted Stock Units
RSU awards represent the right to receive the value of shares of our common stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the plan administrator and require no payment of cash consideration. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the participant. Vesting of RSUs may be tied to length of service, attainment of performance goals, or a combination of both, as determined by the plan administrator. Accelerated vesting may occur in the event of the participant’s death, disability, or a change in control transaction. At the plan administrator’s discretion, dividend equivalents may be credited in respect of shares covered by a RSU award.
Performance Cash Awards
The Compensation Committee may grant awards of cash to participants, which awards are subject to the achievement of performance goals to be determined by the Compensation Committee. The Compensation Committee also reserves the right to grant cash awards outside of the 2013 Plan.
Performance-Based Awards
The 2013 Plan is designed to allow the Compensation Committee to structure restricted stock, RSUs, and performance cash awards so that they are only granted or vest upon the attainment of certain pre-established objective performance goals.
The performance criteria that may be used by the Compensation Committee for performance-based awards of restricted stock, RSUs, or performance cash awards include:

●	Revenue	●	Cash flow per Share
●	Gross profit	●	Return on equity
●	Operating expenses	●	Return on assets
●	Earnings before interest, taxes, depreciation and amortization, as adjusted (adjusted EBITDA);	●	Return on capital
●	Operating income	●	Growth in assets
●	Income from operations;	●	Economic value added
●	Income before income taxes and minority interests	●	Share price performance
●	Net income	●	Total stockholder return
●	Net income per diluted Share	●	Improvement or attainment of expense levels
●	A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	●	Market share or market penetration
●	Cash flow	●	Business expansion, and/or acquisitions or divestitures
The Compensation Committee may also select other measures of performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or one or more relevant indices.
The plan administrator may adjust the results under any performance criterion to exclude any of the following events: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or non-recurring items; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
Changes in Capitalization
In the event that there is a specified type of change in our capital structure without Maxwell’s receipt of consideration, such as a stock split, appropriate adjustments will be made to (a) the maximum number and kind of shares reserved for issuance under the 2013 Plan, (b) the maximum number and kind of shares subject to 2013 Plan stock awards that can be granted to a participant in a calendar year, and (c) the number and kind of shares and exercise price, if applicable, of all outstanding stock awards granted under the 2013 Plan. In the event of an extraordinary dividend, a recapitalization, a spin-off or similar occurrence, the plan administrator will make one or more of the foregoing adjustments at it deems appropriate.

Corporate Transactions
In the event that the Company is a party to a merger, consolidation, or a change in control transaction, all outstanding stock awards under the 2013 Plan will be governed by the terms of the definitive transaction agreement, the applicable stock award agreement, and/or in a manner determined by the plan administrator. Such treatment may include any of the following actions with respect to each outstanding stock award:

•	the continuation, assumption, or substitution of a stock award by a surviving corporation or its parent company;

•	the cancellation of options, provided that participants be given an opportunity to exercise their awards prior to the closing of the transaction;

•	the acceleration of the vesting of a stock award followed by its termination prior to the closing of the transaction;

•
the cancellation of options in exchange for a payment equal to the excess, if any, of (a) the value of the property the participant would have received upon exercise of the vested portion of the stock option over (b) the exercise price otherwise payable in connection with the stock option; or

•	the cancellation of stock units in exchange for a payment equal to the value that the holder of each share of common stock receives in the transaction.
For this purpose, a change in control transaction includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;

•	the sale or disposition of all or substantially all of our assets; or

•	any merger or consolidation of the company where our voting securities represent 50% or less of the total voting power of the surviving entity or its parent.
The plan administrator is not obligated to treat all stock awards, or portions thereof, in the same manner.
Amendment and Termination
The 2013 Plan will terminate upon the earliest of (a) the date determined by the Board, (b) the date on which all shares available for issuance thereunder have been issued, or (c) ten years from the date of its adoption by the Board on December 11, 2013.
The Board may at any time alter, suspend or terminate the 2013 Plan. However, the Board may not, without stockholder approval, amend the 2013 Plan to:

•	materially increase the number of shares issuable thereunder;

•	materially expand the class of individuals eligible to receive stock awards;

•	materially increase the benefits accruing to participants or materially reduce the price at which common stock may be issued or sold;

•	materially extend its term;

•	expand the types of awards available for issuance; or

•	permit any transactions currently prohibited under the 2013 Plan to reprice outstanding stock awards.
Federal Income Tax Consequences of Awards Granted under the 2013 Plan
The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2013 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2013 Plan.
Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income in the year of exercise.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option not described in Sections 422 or 423 of the Code (NSO). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.
RSUs. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.
Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option was granted. RSUs are generally exempt from Section 409A if they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.
Tax Treatment of the Company. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2013 Plan. However, Section 162(m) of the Code may limit the deductibility of remuneration paid under the 2013 Plan.

Plan Benefits
Except as described in the table below, future awards to our directors, executive officers, employees and other eligible participants under the 2013 Plan are generally discretionary and are not determinable at this time. However, as described in “Compensation of Directors” above, each non-employee director generally receives an annual equity award in the form of a mix of RSUs and stock options which vest over a period of one year.
In addition, in February 2018, our Compensation Committee approved the 2018 short-term performance-based incentive bonuses to certain of our employees, including our named executive officers, that the Company intends to satisfy through the issuance of shares of our common stock under the 2013 Plan. These 2018 incentive bonus awards will become payable if and only if the applicable short-term performance objectives are achieved, as specified under the terms of these awards, and such achievement is certified by the Compensation Committee. If these awards were to be achieved at the target level of the performance objectives, then based upon the closing price of our common stock on Nasdaq on March 21, 2018, the total number of shares issuable under the 2013 Plan in satisfaction of these awards would be 550,990 shares, including 137,468 shares to current executive officers. The Company also reserves the right to pay some or all of these 2018 incentive bonus awards in cash rather than in shares of our common stock.
The table below shows the number of shares of common stock for which stock options and RSUs have been granted under the 2013 Plan between January 1, 2017 and December 31, 2017, and the number of shares of common stock for which stock options have been granted since inception under the 2013 Plan, as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation,” each non-employee director, and the various indicated groups.

Name and Position	Number of Stock Options Granted (2017)	Number of Restricted Stock Units Granted (2017)
Franz Fink President & Chief Executive Officer (1)	—	410,662
David Lyle Chief Financial Officer (1)	—	220,680
Earl Wiggins Vice President, Operations(1)	—	85,942
All current executive officers as a group (three persons)	—	717,284
Richard Bergman	5,000	21,049
Steven Bilodeau	5,000	23,432
Jörg Buchheim	5,000	20,298
Burkhard Goeschel, Ph.D.	5,000	21,529
Ilya Golubovich	5,000	18,409
Robert Guyett	5,000	15,370
Roger Howsmon	5,000	15,370
Yon Yoon Jorden	5,000	15,370
John Mutch	5,000	15,370
David Schlotterbeck	5,000	15,370
All current directors who are not executive officers as a group (six persons)	30,000	120,087
All employees, including all current officers who are not executive officers, as a group	—	1,596,073

(1)
In March 2017, Dr. Fink, Mr. Lyle and Mr. Wiggins were granted 138,000, 40,000 and 25,000 restricted stock unit awards, respectively, at target, with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity. The number of award shares included in this table is based upon maximum achievement.

The aggregate number of shares of Common Stock subject to options granted to certain persons under the 2013 Plan since its inception is set forth in the table below. Since its inception, no option has been granted under the 2013 Plan to any nominee for election as a director, or any associate of any director, nominee, or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2013 Plan.

Name and Position	Number of Stock Options Granted
Franz Fink President & Chief Executive Officer (1)	98,167
David Lyle Chief Financial Officer (1)	—
Earl Wiggins Vice President, Operations(1)	14,136
All current executive officers as a group (three persons)	112,303
Richard Bergman	5,000
Steven Bilodeau	5,000
Jörg Buchheim	5,000
Burkhard Goeschel, Ph.D.	5,000
Ilya Golubovich	5,000
Robert Guyett	5,000
Roger Howsmon	5,000
Yon Yoon Jorden	5,000
John Mutch	5,000
David Schlotterbeck	5,000
All current directors who are not executive officers as a group (six persons)	30,000
All employees, including all current officers who are not executive officers, as a group	164,349
The Board recommends that stockholders vote FOR the approval of the amendment to the Company’s 2013 Plan.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm (or “independent auditors”) to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2018. The submission of this matter for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO USA, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy.
The Board recommends that stockholders vote FOR the ratification of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2018.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents fees for professional services rendered by BDO USA, LLP and the member firms of BDO, (collectively, BDO), for 2017 and 2016 (in thousands):

	2017	2016
Audit fees	$1,031	$756
Audit-related fees	10	10
Tax fees	—	—
All other fees	—	—
Total	$1,041	$766
Audit Fees. Audit fees include fees and related expenses for professional services rendered by our independent accountant for the annual audit of our financial statements and of our internal control over financial reporting, the quarterly review of our financial statements, review of other documents filed with the SEC and audits of certain subsidiaries and business for statutory and regulatory purposes.
Audit-Related Fees. Audit-related fees are fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of our consolidated financial statements. These fees consist primarily of fees for the audit of employee benefit plans.
Tax Fees. We did not engage BDO for professional services in connection with tax advice or tax planning during the fiscal years ended December 31, 2017 and 2016.
All Other Fees. We did not engage BDO for any other professional services for the fiscal years ended December 31, 2017 and 2016.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2017, all services rendered by BDO were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE (1)
The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Bergman, Bilodeau and Mutch. The Audit Committee recommends to the Board the selection of the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.
In this context, the Audit Committee has met and held discussions with management and BDO USA, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements and the effectiveness of internal control over financial reporting with management and BDO USA, LLP. We discussed with BDO USA, LLP the overall scope and plans of their audits. We met with BDO USA, LLP, with and without management present, to discuss results of its examinations, and the overall quality of the company’s financial reporting.
We have reviewed and discussed with BDO USA, LLP matters required to be discussed pursuant to the rules adopted by the PCAOB Auditing Standards 1301, “Communications with Audit Committees.” We have received from BDO USA, LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence. We have discussed with BDO USA, LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with BDO USA, LLP’s independence.
Based on the Audit Committee’s discussions with management and BDO USA, LLP as well as the Audit Committee’s review of the representations of management and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements for the year ended December 31, 2017 in the Company’s Annual Report on Form 10-K, filed with the SEC on February 16, 2018.
Submitted by the following members of the Audit Committee:
John Mutch (Chairperson)
Richard Bergman
Steven Bilodeau

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 5
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The Board of Directors of the Company is providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This advisory stockholders vote, commonly known as an annual “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal 2017 executive compensation programs and policies and the compensation paid to the named executive officers as discussed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure below.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our goal is to maintain compensation programs that will fairly compensate our officers and employees, attract and retain qualified employees who are able to contribute to the long-term success of the Company, incentivize future performance towards clearly defined corporate goals, and align employees’ long-term interests with those of the Company’s stockholders. We believe our compensation policies and procedures demonstrate a strong link between pay and performance. We hold such advisory votes on executive compensation each year and currently intend to hold another advisory vote at our 2018 Annual Meeting of Stockholders.
Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers. See Compensation Discussion & Analysis-Prior Year Say on Pay Result for more information regarding how our Compensation Committee takes into account our stockholder vote results on say-on-pay.
The Board recommends that stockholders vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

EXECUTIVE COMPENSATION
The executive officers of the Company, their positions and experience are set forth below.

Name	Age	Position(s)
Franz Fink	56	President, Chief Executive Officer and Director
David Lyle	54	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Everett Wiggins	54	Vice President, Operations
Background
Franz Fink
Dr. Fink joined Maxwell as President and Chief Executive Officer effective as of May 1, 2014. Immediately prior to joining Maxwell, Dr. Fink was an independent business consultant, assisting companies in the industrial and automotive markets with business optimization and growth initiatives. From 2006 to 2012, Dr. Fink served as president and chief executive officer of Gennum Corp., a leading supplier of high-speed analog and mixed-signal semiconductors for the optical communications, networking, and video broadcast markets that was listed on the Toronto Stock Exchange before being acquired by Semtech Corp. in March 2012. From 2003 to 2006, Dr. Fink was senior vice president and general manager of the Wireless and Mobile Systems Group of Austin, Texas-based Freescale Semiconductor, Inc. From 1991 through 2003, Dr. Fink held a series of senior management positions in the Semiconductor Products Sector of Motorola Corp. in Germany, the United Kingdom and the United States. Dr. Fink holds a doctorate in natural sciences from the department of computer-aided design and a master’s degree in computer science and electrical engineering from the Technical University of Munich, Germany.
David Lyle
Mr. Lyle joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in May 2015. Prior to joining the Company, Mr. Lyle served from July 2007 to May 2015 as the chief financial officer of Entropic Communications, Inc., a provider of semiconductor solutions for home entertainment. From August 2005 to June 2007, Mr. Lyle was the chief financial officer at RF Magic, acquired by Entropic in June 2007. Prior to RF Magic, Mr. Lyle was finance director and controller for the mobile communications business unit of Broadcom Corp., a provider of highly-integrated semiconductor solutions. He joined Broadcom in July 2004 through its acquisition of Zyray Wireless Inc., a WCDMA baseband co-processor company, where he served as chief financial officer beginning in January 2004. Prior to 2004, Mr. Lyle served as chief financial officer of Mobilian Corporation, a wireless data communications semiconductor company, and in various finance roles at Intel Corporation, a semiconductor company. At Intel, Mr. Lyle served in the microprocessor and networking groups and in the strategic investment arm of Intel, now known as Intel Capital. He holds a bachelor of science in business from the University of Southern California, a master of business administration degree from Arizona State University and a master degree in international management from the Thunderbird School of Global Management.
Everett Wiggins
Mr. Wiggins joined Maxwell in 2006 and was promoted to his current position of Vice President of Operations in 2011. Prior to this promotion, Mr. Wiggins was the Vice President of Quality and Sr. Director of Operations while at Maxwell. From 2005 to 2006, Mr. Wiggins was Vice President of Continuation Engineering at Maxtor Corporation, a leading supplier of data storage products for the computing and entertainment industries which was acquired by Seagate Technology in July 2006. From 2001 to 2005, Mr. Wiggins was Vice President of Product Engineering and Quality at Quantum Corporation, a supplier of data storage products for the computing, entertainment and networking industries. Prior to that, Mr. Wiggins held a series of senior management positions at Quantum in the areas of engineering, sales and customer service. He holds a Bachelor of Science in electrical engineering from Rose-Hulman Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in our Summary Compensation Table under the rules of the Securities and Exchange Commission. This Compensation Discussion and Analysis, which should be read together with the compensation tables and related disclosures included below, also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation decisions and programs for the following executive officers who we refer to as our “named executive officers” or “NEOs”:

•	Dr. Franz Fink, our President and CEO (our “CEO”);

•	David Lyle, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary (our “CFO”); and

•	Everett Wiggins, our Vice President, Operations
Executive Summary
Business Highlights
The following highlight our 2017 performance:

•
Acquired the core business and operating entities of Nesscap, a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, in exchange for approximately 4.1 million shares of our common stock valued at approximately $25.3 million.

•
Issued $46.0 million aggregate principal amount of 5.50% convertible senior notes due 2022 for net proceeds of $43.0 million. We intend to use the net proceeds for general corporate purposes, which includes research and development expenses, capital expenditures, working capital and general and administrative expenses.

•
Implemented a restructuring plan to increase organizational efficiencies with anticipated annual cost savings between $2.5 million and $3.0 million as a result of this restructuring plan including a benefit of $1.9 million in 2017.

•
Following the acquisition of Nesscap, an additional restructuring plan was implemented to further optimize headcount and operational efficiencies. We anticipate annual cost savings between $0.7 million and $1.0 million as a result of this restructuring plan including a benefit of $0.3 million to $0.4 million realized in 2017.

•
Increased our cash, cash equivalents, and restricted cash balance from $25 million at December 31, 2016 to $50 million at December 31, 2017, primarily as a result of the convertible senior note issuance.

•
Continued to make significant progress in developing and validating our differentiating, proprietary dry battery electrode technology for targeted use in the automotive and energy storage markets. As part of the joint development agreement that was signed in 2016 with a leading global automotive OEM, we reached a second key milestone of materially completing a proof-of-concept, which we believe demonstrates the significant performance and cost advantages of our dry electrode manufacturing process for use in lithium ion-batteries.

•
In order to re-enter the Chinese hybrid bus market which essentially required localization of product manufacturing, we entered into an agreement with a strategic partner in China to localize manufacturing of our product traditionally sold into this market.

Executive Compensation Highlights
The Compensation Committee (the “Committee”) took the following key compensation actions with respect to our NEOs in 2017:

•	Approved no increases to base salaries and target bonus opportunities.

•	Approved annual bonus payments equal to 108% of target, based on our achievement of plan goals and objectives.

•
Granted long-term incentive compensation opportunities in the form of market stock unit awards (“MSUs”), certain milestone-based RSUs and service-based RSUs. The MSUs provide our NEOs with the opportunity to earn shares of our common stock based on the performance of our stock relative to the Nasdaq Composite Index over performance periods of up to three years.

◦	Our CEO’s long-term incentive compensation awards were comprised of 60% in target value of performance-based awards and 40% in service-based awards.

◦
Our other NEOs’ annual long-term incentive compensation awards were comprised of 50% in target value of MSUs and 50% in service-based awards. In addition, Mr. Lyle received an additional strategic milestone-based award to support the Company’s financial performance targets, bringing his relative proportion of performance-based to service-based long-term incentive compensation to 75% to 25%.

•	Approved payment of the first tranche of the 2017 MSUs at 30% of target, and no payout of the second tranche of the 2016 MSUs, based on our stock performance for the 2017 performance period.

•
Determined that the performance-based RSU award granted to our CEO in 2015 with targets based on 2017 financial goals were not earned based on our actual 2017 results. Further, determined that the performance-based award granted to our CEO upon his appointment in 2014, containing a stock-price based performance goal, was not earned.

For the 2018 compensation cycle, the Committee determined to lower the long term incentive target value awarded to our CEO from the 2017 value, with 60% of the equity award being performance based.
Compensation Philosophy and Objectives
We recognize that our success depends to a great degree on the integrity, knowledge, creativity, and skill of our employees. Accordingly, the principal objectives of our executive compensation program are:

•	attracting, retaining, and motivating talented and experienced executives who are able to contribute to our long-term, sustainable success;

•
aligning the compensation of certain senior executives with our stockholders’ long-term interests by using multiple performance measures in our variable compensation and providing a large portion of their compensation in various forms of Company equity;

•
offering market competitive fixed compensation within our industry and similarly-sized organizations and rewarding executives whose knowledge, skills, and abilities demonstrably contribute to our success; and

•	incentivizing our executives to achieve clearly defined corporate goals.
The Committee believes that long-term stockholder value is best enhanced by setting critical performance objectives and providing compensation that effectively rewards members of our senior management for the achievement of individual, departmental and Company performance goals. As the Committee makes its decisions regarding the Company’s executive compensation program each year, it reviews achievement against these goals, and considers other qualitative and subjective factors it determines appropriate, as discussed below.
2017 Stockholder Advisory Vote on Named Executive Officer Compensation
At the 2017 Annual Meeting of Stockholders, the “Advisory Vote on Executive Compensation” proposal (the “Say on Pay” proposal) received support from 94.1% of the votes cast. Although the results of the 2017 say-on-pay proposal indicated strong support, the Committee implemented certain enhancements to our executive compensation program for 2017. The Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.
Role of Compensation Consultant
Each year, the Committee conducts a comprehensive review and analysis of our executive compensation program with any resulting compensation changes typically occurring in February. In connection with its 2017 review of our executive compensation program, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a national executive compensation consulting firm, to advise the Committee in the design and operation of the Company’s executive compensation program. Pursuant to its charter and NASDAQ listing standards, the Committee reviewed Meridian’s independence based on several factors, including: (i) whether Meridian provides any other services to the Company; (ii) the amount of fees paid to Meridian relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Committee or executive officers; and (v) ownership of Company stock. Based on these standards, the Committee concluded that the work performed by Meridian did not raise any material conflict of interest.
A representative from Meridian is invited by the Committee to participate in the relevant portions of its meetings. During 2017, Meridian participated in all four Committee meetings either in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Meridian frequently communicate with the Committee Chair outside of regular Committee meetings. A representative of Meridian participates in the executive sessions at most meetings. Meridian also interacts with management from time to time to exchange information and to review proposals that management may present to the Committee.
For fiscal 2018, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist with our 2018 executive compensation program.

2017 Executive Compensation Review Process
In late 2016, the Committee directed Meridian to conduct a comprehensive analysis of our executive compensation and incentive compensation programs for use by the Committee in making compensation decisions for our NEOs in 2017. This analysis included the review of target total direct compensation (including base salary, target annual incentive bonuses and long term incentives) compared with (1) proxy peer group companies (the “Proxy Peer Group”) and (2) proprietary, published compensation data of technology companies from the Radford Global Technology Survey (the “Radford Survey”).
The Committee, with the assistance of Meridian, selected companies with similar revenues and market capitalizations that are in similar industries using the Global Industry Classification Standard (GICS) for purposes of serving as the Proxy Peer Group. Following a review of its composition, the Committee approved the Proxy Peer Group, which was comprised of companies in the electronic and technology manufacturing, semiconductors, electronic equipment and instruments and electronic components industries, as follows:

•	Cognex Corp.	•	Nanometrics, Inc.
•	CTS Corp.	•	Novanta, Inc.
•	Electro Scientific Industries, Inc.	•	Park Electrochemical Corp.
•	FormFactor, Inc.	•	Plug Power, Inc.
•	II-VI, Inc.	•	Radisys Corp.
•	Key Tronic Corp.	•	Rudolph Technologies Inc.
•	Mercury Systems, Inc.	•	Ultralife Corp.
•	Monolithic Power Systems Inc.	•	Ultratech, Inc.
•	MTS Systems Corp.	•	Vishay Precision Group Inc.
In conducting its review of our executive compensation program, the Committee used data from the Proxy Peer Group as the primary reference to assess the competitive positioning of the target total direct compensation for Dr. Fink and Mr. Lyle. Data from the Radford Survey was also considered as a secondary data source for the review of NEO compensation. For our other executives, data from the Radford Survey was the primary data source to assess competitive positioning.
The Committee conducts an evaluation of our CEO’s contributions and performance to determine any changes in his compensation in an executive session at which the CEO is not present. In assessing the competitiveness of compensation for our NEOs, the Committee considered the 50th percentile of the 2017 compensation data as a reference point in setting their target total direct compensation levels.
Role of the Compensation Committee and Management in Setting Executive Compensation
As the manager of the executive team, Dr. Fink, our CEO, assesses the contributions of other named executive officers to the Company’s performance and results, and makes a recommendation to the Committee with respect to any changes in base salary, annual incentive bonuses and annual equity incentive awards for each named executive officer other than himself. The Committee meets with our CEO to evaluate, discuss and modify or approve these recommendations. While the Committee considers our CEO’s recommendations, it need not adopt these recommendations and may adjust them as it determines appropriate.
The Company’s management team and human resources group also support the Committee in fulfilling its responsibilities by gathering information and performing administrative tasks.
Components of Compensation
Our executive compensation program consists primarily of three elements: base salary, annual performance-based cash bonuses, and long-term incentive compensation in the form of equity awards. Our named executive officers also participate in several organization-wide benefit plans, including retirement and health and welfare benefit plans, which generally are available to all regular full-time employees.
Components of our executive compensation program are summarized in the following table and described in more detail below. The Committee reserves the right to restructure and re-design our executive compensation program, and to exercise its discretion with regard to existing programs and arrangements, as competitive conditions and business circumstances warrant.

Compensation Element	Description	Compensation Objectives	Key Features
Base Salary	Sole fixed compensation element, paid in cash	Provides competitive fixed compensation to allow executives to focus on day to day duties and enable the Company to attract/retain top executive talent	Adjustments are based on level and responsibility scope, experience, skills, performance and similar positions within the Company and with similar companies
Annual Incentive Bonus	Short-term variable incentive compensation element, paid in cash or stock
Provides clearly defined short-term corporate, strategic and/or individual performance goals in coordination with our overall strategic plan. Rewards executives who demonstrably contribute to our success
Annual performance-based compensation, paid upon achievement of pre-established performance (financial and strategic) objectives
Equity Incentive Awards	Stock awards allowing participation in long-term appreciation of our stock value	Align our executives’ interests with our stockholders’ to drive increased long-term stock value
2017 grants consisted of restricted stock units (RSUs) and performance-based market stock units (MSUs)
Service-based RSUs focus on retention and ownership and generally vest over a four-year period, with 25% of the RSU award vesting on each anniversary of the grant date
MSUs focus on long term performance with awards vesting based upon the level of performance of the Company’s stock price compared with the Nasdaq Composite Index over one, two and three-year periods

CFO Strategic Performance Award	Additional incentive provided to CFO in 2017 to focus performance on key Company imperatives	Additional incentive provided to CFO to incentivize and reward on the execution and achievement of key strategic objectives to further secure the success of the Company	100% performance based RSUs focused on the achievement of strategic milestones
Employment Agreements and Related Benefits	Benefits provided either under individually negotiated employment agreements or plans of more general application	Minimize distractions to executives so that they are able to remain focused on executing our strategy	Cash severance, medical coverage, acceleration of vesting and similar benefits that protect against certain employment termination or change of control situations
Base Salary. The Company pays its executive officers annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining the base salary of our executive officers, including our NEOs, the Committee considers a variety of factors, including relevant competitive market data, the executive’s level and scope of responsibility, experience, skills, individual performance, and internal parity within the Company. Adjustments to base salaries are typically made effective following a review of executive compensation by the Committee in the first quarter of each year, and reflect the Committee’s evaluation of each named executive officer’s performance for the prior fiscal year.
In February 2017, the Committee reviewed the base salaries for our executive officers and in alignment with our financial performance determined to make no changes to the base salaries for Dr. Fink, Mr. Lyle and Mr. Wiggins. The following table summarizes the base salary levels for our NEOs during 2017.

Name	Principal Position	2016 Base Salary ($)	2017 Base Salary ($)	Percentage Increase
Franz Fink	Chief Executive Officer and Director	500,000	500,000	—%
David Lyle	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	375,000	375,000	—%
Everett Wiggins	Vice President, Operations	238,108	238,108	—%

Annual Incentive Plan. In February 2017, the Committee adopted a short-term incentive bonus plan that would require the successful execution of a combination of financial performance and strategic objectives, which were equally weighted. The financial performance metrics were revenue (30% weighting of which 80% related to Category A revenue and 20% to Category B revenue) and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) (20% weighting). The Committee selected revenue to focus on top-line growth and adjusted EBITDA to focus on profitable revenue growth. For purposes of the 2017 short-term incentive bonus plan, adjusted EBITDA excluded certain non-cash or non-recurring items, such as non-cash stock-based compensation expense, which are considered unrelated to ongoing operating results and to have a limited impact on current and future operating decisions. In addition to the financial performance metrics, the Committee introduced a strategic objective component (50% overall weighting with varying weights for each independent objective) to focus the management team on eight specific, identifiable strategic objectives, related in general terms to acquiring and successfully integrating the Nesscap business, securing design wins and delivering technology milestones to enhance the Company’s long range strategic plan, expanding manufacturing capacity for relevant products independently as well as with strategic manufacturing partners, and securing capital.
At the time the financial and strategic objectives of our 2017 short-term incentive bonus plan were selected, the Committee believed these objectives were attainable, though not certain, based on the Company’s projections and assuming the Company executed well in accordance with its operating plan.
For each performance metric, a threshold, target and maximum performance level was established. The following table provides the various performance levels along with actual results for 2017:

Performance Level	Category A Revenue (000’s)	Category B Revenue (000’s)	Adj. EBITDA (000’s)	Strategic Objectives
Threshold (50% payout)	$96,500	$13,200	$(12,200)	50% achieved
Target (100% payout)	$113,500	$15,500	$(6,400)	65% achieved
Above Target (125% payout)	N/A	N/A	N/A	75% achieved
Maximum (150% payout)	$141,900	$19,400	$4,000	100% achieved
2017 Actual(1)	$113,100	$17,300	$(9,600)	80% achieved
Weighting	24%	6%	20%	50%
Payout Percentage	99%	123%	73%	125%
______________
(1)    Results are interpolated between performance levels.
The 2017 short-term incentive bonus plan awards were earned at 108% of the target bonus opportunity based on the timely achievement of 80% of the strategic objectives for 2017, as well as achievement of financial performance goals.
The dollar value of each named executive officer’s 2017 annual incentive bonus is reported in the “Non-Equity Incentive Plan Compensation” column of the 2017 Summary Compensation Table below. The Committee determined to pay the earned 2017 bonus in fully vested RSUs.
The target bonus opportunity for each participant in the 2017 short-term incentive bonus plan, including the NEOs, was set as a percentage of their annual base salary. The following table summarizes the target bonus opportunity (as a percentage of base salary) as well as actual bonus earned for 2017 for each NEO.

Executive	2017 Base Salary	Target bonus (% of Base)	Target Bonus (in dollars)	Actual Bonus Earned
Franz Fink	$500,000	100%	$500,000	$540,000
David Lyle	$375,000	60%	$225,000	$243,000
Everett Wiggins	$238,108	50%	$119,054	$128,578
______________
Equity Incentive Awards. Equity incentive awards are intended to create an opportunity for our employees to acquire an equity ownership interest in the Company and are our primary form of long-term incentive (“LTI”) compensation. An effective equity component within total compensation maintains an alignment between the interests of executive officers and stockholders by allowing executives to participate in the long-term appreciation in the value of our common stock. Additionally, a portion of our equity incentive awards provide an important retention tool, as they are generally subject to multi-year vesting or performance conditions.

LTI Award Target Values
In determining the size of equity incentive awards granted to our named executive officers, the Committee uses the relevant competitive market data study provided by Meridian as a guide. The Committee then considers other important factors such as experience level, individual performance and share pool management to determine the target value of the awards to be granted to each named executive officer. The following table shows the 2017 target economic values of the equity awards granted to our named executive officers.

Named Executive Officer	Targeted Economic Value for 2017 ($)
Franz Fink	1,250,000
David Lyle	900,000	(1)
Everett Wiggins	272,000

(1)
The total grant value of $900,000 is comprised of the normal annual cycle award with a grant value of $450,000 (50% performance-based and 50% service-based) and a milestone-focused award with a grant date value of $450,000 (100% performance-based), as discussed below.

LTI Award Mix
For 2017, the long-term incentive awards granted to our executive officers (including our NEOs) were a combination of performance-based market stock unit awards (“MSUs”), service-based restricted stock unit awards (“RSUs”), and, in the case of Mr. Lyle, additional strategic milestone-based RSUs. The Committee decided to eliminate the use of stock options as a part of the Company’s long-term incentive compensation program due (in part) to share pool management considerations and the impact of stock options. The Committee believes MSUs provide a direct link to stockholder value creation and act as both a motivating and retention incentive for the Company’s executive officers, even when faced with a high market volatility environment. Based on a review of competitive market data and input from Meridian, the Committee determined to weight the target economic value of long-term incentives to our named executive officers as follows:

	Performance-based MSUs and RSUs	Service-based RSUs
CEO	60%	40%
Other Executive Officers	50%	50%
Both long-term incentive vehicles are used to align the interests of our named executive officers with those of stockholders. Service-based RSUs provide our executive officers with awards that support their retention. MSUs align executive compensation with the Company’s stock price performance and thus promote stockholder return.
Service-Based Restricted Stock Units
In March 2017, the Committee granted service-based RSUs that vest in equal annual installments over four years of continuous service. Dr. Fink was granted 92,000 service-based RSUs, Mr. Lyle was granted 40,000 service-based RSUs and Mr. Wiggins was granted 25,000 service-based RSUs.
Performance-Based Market Stock Units
Our market stock unit awards (“MSUs”) provide the opportunity to earn shares of our common stock based on the level of our Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. Potential payout ranges from 0% to 200% of the target number of shares granted, with such payout equal to the target number of shares granted if our stock price performance equals the performance of the NASDAQ Composite Index. If our stock price performance exceeds the Nasdaq Composite Index, the payout is increased on a two-to-one ratio, and if our stock price performance is less than the Nasdaq Composite Index, the payout is decreased on a three-to-one ratio. The Committee believes that MSUs provide a direct link to stockholder value creation and act as both an incentive tool and retention device for our named executive officers, even when faced with a high market volatility environment.

In March 2017(1), the Committee granted Dr. Fink, Mr. Lyle and Mr. Wiggins MSUs covering 138,000, 40,000 and 25,000 shares of our common stock, respectively, at the target performance level. The number of shares of our common stock that may be earned under the MSUs for performance at the target and maximum achievement levels is summarized in the following table:

Named Executive Officers	Target Shares (#)	Maximum Shares (#)
Franz Fink	138,000	276,000	(1)
David Lyle	40,000	80,000
Everett Wiggins	25,000	50,000
______________

(1)
Due to a limit in our equity plan on the number of shares of our common stock that may be granted in a year to any one employee, the initial maximum size of Dr. Fink’s award was less than 200% of target and was increased to 276,000 when our stockholders approved an increase to the per employee share limitation at the 2017 Annual Meeting of Stockholders.

CFO Strategic Milestone-Based RSUs
In 2017, the Committee also granted to Mr. Lyle an additional milestone-based RSU award covering 80,000 shares of our common stock and vesting upon achievement of certain critical strategic goals designed to position the Company for revenue and profitability growth. The shares subject to this award are earned as follows: 50% of the shares are earned upon the achievement of the first milestone by December 31, 2017 and the remaining 50% of the shares are earned upon the achievement of the second milestone by December 31, 2018. If either or both of the strategic milestones are not achieved by their respective performance dates, then that portion of the award will be forfeited. The first milestone, which related to obtaining a minimum level of financing, was achieved during 2017 and, therefore, 50% of this award (or 40,000) shares were earned in September 2017.
The second milestone relates to the Company achieving a certain cash target at December 31, 2018. At the time it granted this milestone-based RSU award, the Committee believed this strategic objective was attainable, though not certain, based on the Company’s projections and assuming Mr. Lyle executed well in accordance with the Company’s operating plan.
Disposition of Performance RSUs Granted in Prior Years
Based on the Company’s performance through December 31, 2017, none of the performance-based RSU awards granted to the named executive officers in 2015 were earned by December 31, 2017, the end of the three-year performance period. In addition, a performance-based RSU award granted to the CEO in 2014 which contained a stock-price performance target to be met no later than May 1, 2017 was not earned.
Severance, Change in Control and Other Post-Employment Compensation Arrangements
The Committee understands that the alignment of interests between our executives and stockholders is a critical component to the success of our Company. By providing severance and change in control payments and benefits, the Committee believes that it may minimize and/or eliminate the reluctance of our executives to pursue potential change-in-control transactions that may be in the best interests of stockholders.
Our Severance and Change in Control Plan provides severance payments and benefits to eligible employees who do not have employment agreements, if such employees are subject to a qualifying termination of employment, and enhanced severance payments and benefits if such a qualifying termination of employment occurs in connection with a Change in Control of the Company.
For purposes of the Severance and Change in Control Plan, in general, a “change in control” is defined as any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity; or

•
an election of our Directors as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board of Directors.

Under the Severance and Change in Control Plan, an executive is eligible for severance payments and benefits if a termination of employment without cause or a resignation for good reason (in each case as defined in the Severance and Change in Control Plan) occurs within 30 days prior to or within 24 months following the effective date of a Change in Control.
An executive is also eligible for general severance payments and benefits if a qualifying termination of employment occurs that is not in connection with a change in control.

Our executive officers, such as Mr. Wiggins, who do not have an employment agreement providing similar benefits are entitled to severance payments and benefits under the Severance and Change in Control Plan, as follows:
General Severance (Not Involving a Change in Control):

•	A payment equal to one-half year of the participant’s base salary and target bonus payable in equal installments;

•	A prorated annual incentive bonus paid at actual achievement, if any, for the year of termination; and

•	Twelve months of benefits continuation of health, dental and vision insurance coverage.
Change in Control Severance

•	A lump sum payment equal to one year of the participant’s base salary and target bonus;

•	A prorated annual incentive bonus paid at target achievement, if any, for the year of termination; and

•	Twelve months of benefits continuation of health, dental and vision insurance coverage.
Severance and Change in Control payments and benefits for Dr. Fink and Mr. Lyle, who have employment agreements providing such benefits, are described more fully in the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.
Under their employment agreements, upon a termination of employment without cause not involving a change in control, Dr. Fink is entitled to 18 months, and Mr. Lyle to 12 months, of base salary and target bonus, and each is entitled to a prorated annual incentive bonus based on actual performance and 12 months of health, dental and vision insurance premium reimbursements. Upon a termination of employment without cause or a resignation for good reason in connection with a change in control, Dr. Fink is entitled to 24 months, and Mr. Lyle to 18 months, of base salary and target bonus, Dr. Fink is entitled to 24 months, and Mr. Lyle to 12 months, of health, dental and vision premium reimbursements, and each is entitled to a prorated annual incentive bonus paid at target levels.
Perquisites. The Company generally does not provide its executives with perquisites that are not available to all Company employees, other than car, housing and education allowances. In 2017, the Company provided a car allowance to Dr. Fink and Mr. Lyle. The amounts of these personal benefits are included and described in more detail in the “2017 Summary Compensation Table” below.
Certain Corporate Governance Policies
Compensation Recovery (“Clawback”) Policy
Our compensation recovery (“clawback”) policy provides that the Company may claw back incentive cash and equity compensation if an executive, including an executive officer, engages in fraud, willful misconduct, or gross negligence that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such an event, the Committee will review all annual and long-term incentives, whether in cash or stock, paid to executives when the performance measurement period includes periods affected by the restatement. If the Committee determines that any such compensation would not have been paid or paid at a lower amount, the Committee may, within 12 months of the restatement and to the fullest extent permitted by law, require the executive to reimburse the Company for all or any portion of any incentive compensation. The policy does not apply to restatements that the Board determines are required or permitted under GAAP in connection with the adoption of a new accounting standard, or by the Company’s decision to change its accounting practice as permitted by applicable law. When final rules on compensation recovery policies under the Dodd-Frank Act become effective, we intend to review our policy and amend it if necessary to comply with the final rules.
Stock Ownership and Holding Requirements
Our Stock Ownership and Holding Policy establishes minimum Company stock ownership levels we want certain of our executive officers and our non-employee directors to achieve. This policy became effective on September 1, 2015 and applies to Company stock acquired after that date. The policy supplements the specified ownership level feature with a holding policy that limits covered persons’ ability to sell shares until they have achieved the ownership minimums. The specified minimum ownership levels are:

Position	Multiple of Base Cash*
CEO	4X
CFO, COO	2X
Non-employee Director	4X
*For our CEO, CFO and COO, base cash means base salary and for non-employee directors it means annual cash retainer.

The policy generally allows a covered person five years (from adoption, hire or promotion, as applicable) to comply with the above ownership minimums. During any period in which a covered person is not satisfying the applicable minimum, he or she is restricted from selling an amount of Company stock acquired through Company compensation programs that is more than 50% of the net (after-tax) number of shares. Shares and awards “count” toward the ownership minimums if they are in one of the following categories: shares owned outright, either directly or beneficially (through immediate family members or controlled trusts or similar entities); vested restricted stock and restricted stock units (including earned performance-based restricted stock and restricted stock units); unvested restricted stock and restricted stock units with service-based vesting; in-the-money value of vested stock options; and shares owned through Company retirement plans.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits our non-employee directors, officers and employees from hedging their ownership of Company securities, including purchasing or selling derivative securities relating to Company stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Company securities. In addition, our Insider Trading Policy prohibits our non-employee directors and executive officers from pledging Company securities as collateral for a loan and holding any Company securities in margin accounts. As of the date of this proxy statement, all directors and executive officers were in compliance with these prohibitions.
Tax Deduction Limitation
Prior to January 1, 2018, Section 162(m) of the Internal Revenue Code generally placed a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our three most highly paid executive officers (excluding under current rules our Chief Financial Officer). However, an exception to the $1 million limitation was provided for performance-based compensation meeting certain requirements.
Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the remuneration of a publicly-traded corporation’s chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.
In the case of stock options and performance-based RSU and MSU awards which were outstanding on November 2, 2017 and which are not subsequently modified in any material respect, the compensation income realized upon the exercise of such stock options or upon the vesting and settlement of such performance-based stock unit awards granted under a stockholder-approved employee stock plan generally are expected to be deductible as long as the options or awards, as applicable, were granted by a committee whose members are outside directors and certain other conditions are satisfied.
The Compensation Committee reserves the discretion, in its judgment, to approve compensation payments that may not be deductible as a result of the deduction limit of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders.
Compensation Committee Interlocks and Insider Participation
Richard Bergman (Chairperson), Yon Yoon Jorden (former Chairperson), David Schlotterbeck, Roger Howsmon, Steven Bilodeau and Ilya Golubovich each served on the Compensation Committee during 2017. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee of Maxwell.

COMPENSATION COMMITTEE REPORT (1)
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of the Compensation Committee:
Richard Bergman (Chairperson)
Steven Bilodeau
Ilya Golubovich

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Maxwell under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2017 SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s named executive officers, which include our chief executive officer, our chief financial officer and our vice president of operations in 2017, 2016 and 2015.

Name and Principal Position (1)	Year	Salary(2) ($)	Stock Awards (3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Franz Fink, Ph.D. President, Chief Executive Officer and Director	2017	500,000	1,494,310	—	540,000	41,111	(5)	2,575,421
	2016	501,923	1,506,623	—	250,000	39,604	(5)	2,298,150
	2015	501,948	1,125,001	360,862	—	37,627	(5)	2,025,438
David Lyle Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2017	375,000	964,066	—	243,000	47,053	(6)	1,629,119
	2016	376,442	529,921	—	112,500	39,455	(6)	1,058,318
	2015	244,304	457,593	92,054	—	24,053	(6)	818,004
Everett Wiggins Vice President, Operations	2017	238,108	316,041	—	128,578	30,026	(7)	712,753

_______________

(1)
Mr. Lyle joined Maxwell as Senior Vice President, Chief Financial Officer, Treasurer and Secretary in May 2015, therefore his 2015 compensation in the table above reflects only a partial year. Compensation data for 2016 and 2015 has not been provided for Mr. Wiggins because he was not an executive officer in any of those years.

(2)	The amount of salary for Dr. Fink, Mr. Lyle and Mr. Wiggins reflects that 2017, 2016 and 2015 each contained 26 biweekly pay periods.

(3)
The amounts shown do not reflect compensation actually received by the NEOs. Instead, the amounts in these columns represent the grant date fair value of the equity awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, without regard to estimated forfeitures. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2018 for a discussion of all assumptions made by the Company in determining the values of its equity awards.

(4)
The amounts in this column reflect annual incentive bonus awards earned in the year reported by the named executive officers under our annual bonus plan, although the actual payment occurs in the subsequent year. At the Company’s discretion, our NEOs 2017 annual incentive bonus awards were settled in the form of fully vested RSU awards in February 2018. At the Company’s discretion, our CFO’s 2016 annual incentive bonus award was settled in the form of a fully vested RSU award in March 2017 and our CEO’s 2016 annual incentive award was settled in the form of a fully vested RSU award in July 2017.

(5)
For 2017, this amount includes $16,000 in car allowance, $17,011 in health and welfare benefits and $8,100 in 401(k) matching contributions. For 2016, this amount includes $16,000 in car allowance, $18,409 in health and welfare benefits and $5,195 in 401(k) matching contributions. For 2015, this amount includes $16,000 in car allowance, $17,795 in health and welfare benefits and $3,832 in housing and relocation reimbursements.

(6)
For 2017, this amount includes $16,000 in car allowance, $23,344 in health and welfare benefits and $7,709 in 401(k) matching contributions. For 2016, this amount includes $16,000 in car allowance, $21,725 in health and welfare benefits and $1,729 in 401(k) matching contributions. For 2015, this amount includes $9,846 in car allowance and $14,207 in health and welfare benefits.

(7)	For 2017, this amount includes $22,883 in health and welfare benefits and $7,143 in 401(k) matching contributions.

2017 GRANTS OF PLAN-BASED AWARDS
The following table sets forth each non-equity incentive plan award and each equity award granted to the Company’s named executive officers during fiscal year 2017. The non-equity incentive plan awards are described in “Compensation Discussion & Analysis - Annual Incentive Plan” above. For a description of the vesting terms applicable to the equity awards, see “Compensation Discussion & Analysis - Equity Incentive Awards” above.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Franz Fink	3/2/2017	(3)	—	—	—	—	138,000	276,000	—	993,830
	3/2/2017	(4)	—	—	—	—	—	—	92,000	500,480
	3/2/2017		250,000	500,000	750,000	—	—	—	—	—
David Lyle	3/2/2017	(3)	—	—	—	—	40,000	80,000	—	288,066
	3/2/2017	(4)	—	—	—	—	—	—	40,000	217,600
	3/2/2017		112,500	225,000	337,500	—	—	—	—	—
	4/12/2017	(5)	—	—	—	40,000	80,000	—	—	458,400
Everett Wiggins	3/2/2017	(3)	—	—	—	—	25,000	50,000	—	180,041
	3/2/2017	(4)	—	—	—	—	—	—	25,000	136,000
	3/2/2017		119,054	238,108	357,162	—	—	—	—	—
______________

(1)	The amounts in this column represent the annual incentive bonus opportunity available to the named executive officers under our annual bonus plan.

(2)
The amounts in this column represent the grant date fair value of the equity award in accordance with Financial Standards Board Accounting Standards Codification Topic No. 718, without regard to estimated forfeitures. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition.

(3)
The Equity Incentive Plan Award in this row is an award of performance-based market stock units that is earned based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity, with the target number earned if our stock price performance equals the Nasdaq Composite Index and the maximum number earned if our stock price performance equals or exceeds 150% of the Nasdaq Composite Index. These awards have no minimum threshold. Due to a limit in our equity plan on the number of shares of our common stock that may be granted in a year to any one employee, the initial maximum size of Dr. Fink’s award was less than 200% of target and was increased to 276,000 when our stockholders approved an increase to the per employee share limitation at the 2017 Annual Meeting of Stockholders.

(4)	The Stock Award in this row is a restricted stock unit award vesting in annual installments over four years of continuous service.

(5)
The Equity Incentive Plan Award in this row is a restricted stock unit award that will be earned as to 50% of the RSUs upon the achievement of each of two milestones, the first of which is the threshold and both of which constitute the target level of achievement. This award has no maximum level of achievement.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END
The following table sets forth information regarding each unexercised option and all unvested restricted stock and restricted stock units held by each of our named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Vested Unexercised Options (#)	Number of Securities Underlying Unvested Unexercised Options (#) (1)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (10)
	Exercisable	Unexercisable
Franz Fink	49,084	49,083	(2)	7.33	3/13/2025	—		—	—		—
	—	—		—	—	92,000	(4)	529,920	138,000	(4)	794,880
	—	—		—	—	69,337	(5)	399,381	77,042	(5)	443,762
	—	—		—	—	—		—	30,970	(11)	178,387
	—	—		—	—	25,580	(6)	147,341	102,319	(6)	589,357
	—	—		—	—	10,000	(7)	57,600	—		—
David Lyle	16,774	16,772	(3)	6.03	5/11/2025	—		—	—		—
	—	—		—	—	40,000	(4)	230,400	40,000	(4)	230,400
	—	—		—	—	—		—	40,000		230,400
	—	—		—	—	28,890	(5)	166,406	32,101	(5)	184,902
	—	—		—	—	26,006	(8)	149,795	23,874	(8)	137,514
Everett Wiggins	7,068	7,068	(2)	7.33	3/13/2025	—		—	—		—
	—	—		—	—	25,000	(4)	144,000	25,000	(4)	144,000
	—	—		—	—	14,445	(5)	83,203	16,050	(5)	92,448
	—	—		—	—	3,683	(6)	21,214	9,823	(6)	56,580
	—	—		—	—	3,000	(9)	17,280	—		—
_________________

(1)
In general, stock options and restricted stock unit awards held by our named executive officers will vest in full, at target levels, following involuntary termination or resignation following the occurrence of certain triggering events within a specified period following a change in control of the Company. Upon a change in control of the Company, certain service-based and performance-based restricted stock units held by our named executive officers will vest in full, regardless of whether the named executive officer terminates or resigns following a triggering event. These provisions are described in greater detail in “Potential Payments upon Termination or Change in Control” below.

(2)	In March 2015, Dr. Fink and Mr. Wiggins were granted 98,167 and 14,136 stock options, respectively, with service-based vesting in equal, annual installments over four years of continuous service.

(3)	In May 2015, Mr. Lyle was granted 33,546 stock options with service-based vesting in equal, annual installments over four years of continuous service.

(4)
In March 2017, Dr. Fink, Mr. Lyle and Mr. Wiggins were granted 230,000, 80,000 and 50,000 restricted stock unit awards, respectively, of which 92,000, 40,000 and 25,000, respectively, were service-based restricted stock units vesting in equal, annual installments over four years of continuous service. The remaining 138,000, 40,000 and 25,000 awards granted to Dr. Fink, Mr. Lyle and Mr. Wiggins, respectively, were performance-based market stock units with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity.

(5)
In January 2016, Dr. Fink, Mr. Lyle and Mr. Wiggins were granted 184,900, 77,042 and 38,520 restricted stock unit awards, respectively, of which 92,450, 38,521 and 19,260, respectively, were service-based restricted stock units vesting in equal, annual installments over four years of continuous service. The remaining 92,450, 38,521 and 19,260 awards granted to Dr. Fink, Mr. Lyle and Mr. Wiggins, respectively, were performance-based market stock units with vesting based on the level of the Company’s stock price performance against the Nasdaq Composite Index over one, two and three-year performance periods. The potential payout ranges from 0% to 200% of the grant target quantity.

(6)
In March 2015, Dr. Fink and Mr. Wiggins were granted 153,479 and 17,190 restricted stock unit awards, respectively, of which 51,160 and 7,367, respectively, were service-based restricted stock units vesting in equal installments over four years of continuous service. The remaining 102,319 and 9,823 awards granted to Dr. Fink and Mr. Wiggins, respectively, were restricted stock units with vesting contingent upon the Company’s achievement of certain financial targets within the next three fiscal years. Specifically, these financial targets related to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified operating income target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards are earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and are paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. The performance period for these awards lapsed as of December 31, 2017 and none of the awards were earned; the awards were cancelled in February 2018.

(7)
In May 2014, Dr. Fink was granted 90,000 restricted stock unit awards, of which 40,000 were service-based restricted stock units vesting in equal installments over four years of continuous service and 50,000 were market-condition restricted stock units vesting upon the achievement of certain stock price thresholds and the completion of three years of continuous employment from the date of grant. The performance period for the market-condition restricted stock units lapsed on May 1, 2017 and none of the awards were earned; the awards were cancelled in 2017.

(8)
In May 2015, Mr. Lyle was granted 75,886 restricted stock unit awards, of which 52,012 were service-based restricted stock units vesting in equal installments over four years of continuous service and 23,874 with vesting contingent upon the Company’s achievement of certain financial targets within the next three fiscal years. Specifically, these financial targets relate to the achievement of a specified revenue target on which vesting of 50% of the shares is contingent, and the achievement of specified operating income target, calculated on a non-GAAP basis, on which vesting of the remaining 50% of the shares is contingent. The performance-based awards will be earned at 100% of the target number of shares if the applicable financial metrics are achieved at the target level, and will be paid on a sliding scale from zero to 200% of target if the actual results achieved are higher or lower than the target. The performance period for these awards lapsed as of December 31, 2017 and none of the awards were earned; the awards were cancelled in February 2018.

(9)	In March 2014, Mr. Wiggins was granted 12,000 restricted stock awards which were service-based restricted stock awards vesting in equal, annual installments over four years of continuous service.

(10)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing price of the Company common stock on December 31, 2017, which was $5.76. The actual value realized by the officer depends on whether the shares vest and the future performance of our common stock.

(11)
In February 2016, Dr. Fink was granted 46,224 restricted stock unit awards with vesting contingent upon the achievement of two key strategic milestones. Vesting related to the first milestone, which represents 33% of the awards, was contingent on achievement of the first milestone by December 31, 2016. The first milestone was achieved during 2016 and the related awards vested. Vesting related to the second milestone, which represents 67% of the awards, is contingent on achievement of the second milestone by December 31, 2019.

2017 OPTION EXERCISES AND STOCK VESTED
With respect to our named executive officers, the following table shows the number of shares of restricted stock and RSUs that vested during fiscal year 2017. No stock options were exercised by our named executive officers in 2017.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Franz Fink(2)	47,886	287,444
David Lyle	63,460	323,319
Everett Wiggins	12,570	73,792
_________

(1)
Value realized is based on the fair market value of our common stock on the date the restricted stock was released to the officer and does not necessarily reflect proceeds actually received by the officer.

(2)	Dr. Fink’s number of shares acquired on vesting excludes 15,254 restricted stock unit awards settled on March 15, 2017 which vested on November 2, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Franz Fink
Pursuant to his employment agreement, as amended, if Dr. Fink’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 24 months after a change in control, he will receive payment equal to one and one-half times his base salary and target bonus, current year bonus paid at actual achievement prorated based on the number of days employed in the year of termination, and the equivalent of the employer’s contribution for health benefits for up to 12 months. In addition, Dr. Fink’s initial service-based equity award will vest on a prorated basis for the number of months of employment. All other equity awards will be governed by the terms and conditions of the respective equity award agreements. If Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus, current year bonus paid at target prorated based on the number of days employed in the year of termination, the equivalent of the employer’s contribution for health benefits for up to 24 months, and waiver of service vesting conditions and deemed attainment at target of all performance-based milestones under each outstanding equity award, except the initial market-condition award which will only vest if the market-condition price target has been met. Pursuant to Dr. Fink’s stock award agreements, in the event of termination as a result of death or disability, unvested awards will become fully vested.
David Lyle
Pursuant to his employment agreement, as amended, if Mr. Lyle’s employment is terminated without cause, either more than 30 days prior to a change in control or more than 24 months after a change in control, he will receive payment equal to his base salary and target bonus, current year bonus paid at actual achievement prorated based on the number of days employed in the year of termination and the equivalent of the employer’s contribution for health benefits for up to 12 months. In addition, if such a termination occurs more than one year following Mr. Lyle’s start date, then his initial service-based equity award will vest on a prorated basis for the number of months of employment. All other equity awards will be governed by the terms and conditions of the respective equity award agreements. If Mr. Lyle’s employment is terminated without cause or should Mr. Lyle resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to one and one-half times his base salary and target bonus, current year bonus paid at target prorated based on the number of days employed in the year of termination, the equivalent of the employer’s contribution for health benefits for up to 12 months, and waiver of service vesting conditions and deemed attainment at target of all performance-based milestones under each outstanding equity award. Pursuant to Mr. Lyle’s stock award agreements, in the event of termination as a result of death or disability, unvested awards will become fully vested.
Everett Wiggins
As Mr. Wiggins does not have an employment agreement, he is a participant under our Severance and Change in Control Plan referenced above under the section heading “Severance, Change in Control and Other Post-Employment Compensation Arrangements” and which describes the potential payments in the event of a termination of employment without cause or a termination without cause or a resignation for good reason in connection with a change in control of the Company. In addition, pursuant to Mr. Wiggins’s stock award agreements, in the event of termination of employment as a result of death or disability, unvested awards will become fully vested.

Estimated Payments and Benefits
The following table describes the potential payments and benefits upon termination of each of our named executive officer’s employment before or after a change in control of the Company described above, as if each officer’s employment terminated as of December 31, 2017, the last business day of the 2017 fiscal year.

Name	Benefit	Voluntary Resignation / Termination for Cause ($)	Termination without Cause Prior to Change in Control ($)	Termination due to Death or Disability ($)	Termination without Cause or Resignation following a Trigger Event after a Change in Control ($)	Change in Control (No Termination of Employment)
Franz Fink	Severance (1)	—	1,500,000	—	2,000,000	—
	Bonus (2)	—	540,000	—	500,000	—
	Equity Award Acceleration (3) (5)	—	38,400	3,140,628	3,140,628	1,474,629
	Health and Welfare (4)	—	17,011	—	34,022	—
	Vacation Payout (1)	140,310	140,310	140,310	140,310	—
	Total Value	140,310	2,235,721	3,280,938	5,814,960	1,474,629
David Lyle	Severance (1)	—	600,000	—	900,000	—
	Bonus (2)	—	243,000	—	225,000	—
	Equity Award Acceleration (3) (5)	—	49,932	1,329,817	1,329,817	415,302
	Health and Welfare (4)	—	23,344	—	23,344	—
	Vacation Payout (1)	84,492	84,492	84,492	84,492	—
	Total Value	84,492	1,000,768	1,414,309	2,562,653	415,302
Everett Wiggins	Severance (1)	—	178,581	—	357,162	—
	Bonus (2)	—	128,578	—	119,054	—
	Equity Award Acceleration (3) (5)	—	—	558,726	558,726	236,448
	Health and Welfare (4)	—	22,883	—	22,883	—
	Vacation Payout (1)	63,964	63,964	63,964	63,964	—
	Total Value	63,964	394,006	622,690	1,121,789	236,448
______________

(1)
For purposes of valuing the severance and vacation payments in the table above, the computation is based on each executive’s base salary in effect at the end of 2017 and the number of accrued but unused vacation days at the end of 2017. Dr. Fink’s severance payment includes 150% of his base salary and target bonus for the year of termination. If Dr. Fink’s employment is terminated without cause or should Dr. Fink resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to two times his base salary and target bonus. Mr. Lyle’s severance payment includes 100% of his base salary and target bonus for the year of termination. If Mr. Lyle’s employment is terminated without cause or should Mr. Lyle resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to 150% times his base salary and target bonus. Mr. Wiggins’s severance payment includes 50% of his base salary and target bonus for the year of termination. In addition, if Mr. Wiggins’s employment is terminated without cause or should Mr. Wiggins resign his employment for good reason, either within 30 days prior to a change in control or within 24 months after a change of control, he will receive a lump sum payment equal to 100% times his base salary and target bonus.

(2)
The value of the bonus shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 31, 2017. The value of the bonus is prorated based upon the number of days employed in the year of termination and is based on actual achievement unless the termination is in connection with a change in control in which 100% of the target bonus would be due.

(3)
The value of equity award acceleration shown in the table above was calculated based on the assumption that the officer’s employment termination and the change in control (if applicable) occurred on December 31, 2017. The value of the stock award acceleration was calculated by multiplying the applicable number of unvested shares subject to each restricted stock unit grant by the closing sales price of the Company’s common stock on December 31, 2017 and by multiplying the applicable number of unvested stock options by the intrinsic value of the stock option using the closing sales price of the Company’s common stock on December 31, 2017.

(4)
Amounts reflect the current cost to the Company of the individual’s health and welfare benefits per year, which was then multiplied by the applicable multiple pursuant to the change in control provisions set forth in each individual executive’s employment agreement.

(5)
If, in connection with a change in control transaction, Dr. Fink’s, Mr. Lyle’s or Mr. Wiggins’s equity awards are not continued, assumed, substituted, or converted into the right to receive a payment equal to the value of the Company’s common stock in such transaction, then the equity awards will become fully vested. Certain awards, specifically, Dr. Fink’s 2014 initial service-based restricted stock unit award, Dr. Fink’s, Mr. Lyle’s and Mr. Wiggins’s 2016 and 2017 performance-based market stock unit awards and Dr. Fink’s 2016 milestone-based restricted stock unit award, vest unconditionally at target upon a change in control.

ESTIMATED RATIO OF CEO COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Franz Fink.
For 2017, our last completed fiscal year:

•	The Annual Total Compensation of the median compensated of all employees of our Company (other than our CEO), was $73,104.

•	The Annual Total Compensation of Dr. Fink was $2,575,421.
Accordingly, the ratio of Dr. Fink’s Annual Total Compensation to the median employee’s Annual Total Compensation was 35 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The following paragraphs provide important context related to our employee population and describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.
As of December 31, 2017, Maxwell’s workforce consisted of 465 employees in five countries, as follows: 196 full-time, 1 part-time and 1 temporary employees in the U.S.; 134 full-time employees in South Korea; 84 full-time, 7 part-time, 1 temporary, 2 apprentice and 1 intern employees in Switzerland; 24 full-time employees in China which includes 4 leased employees; and 12 full-time employees in Germany. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries.
We selected December 31, 2017 as the date upon which we would identify the median employee. We included all of our full-time, part-time, and temporary employees globally, but excluded our CEO. We annualized the compensation of 62 full-time and part-time employees who were hired in 2017 but did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the average foreign currency exchange rates for 2017. We did not make any cost of living adjustments.
To identify the “median employee,” we utilized the annualized 2017 base salary, actual overtime pay, earned commissions, earned annual cash incentive and equity compensation measured at grant date fair value for our consistently applied compensation measure. While not all employees receive each form of compensation listed above, including, notably equity compensation, we believe that this measure reasonably reflects the annual compensation of our employees.
Using this measure, we identified a “median employee” who is a full-time, hourly employee located in the United States who did not receive equity compensation in the applicable period. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for 2017 in accordance with the requirements of the applicable SEC rules. This resulted in an annual total compensation of $73,104 which consisted of hourly wages, overtime pay, incentive pay, 401(k) match and health and welfare benefits.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	3,711,899	(1)	$8.26	3,681,569	(3)
Equity compensation plans not approved by security holders	107,300	(4)	6.03	—
Total	3,819,199		$8.05	3,681,569
 ______________

(1)	Includes 327,671 stock options and 3,384,228 restricted stock units outstanding, at maximum.

(2)
Calculated without taking into account the 3,457,982 shares of common stock subject to outstanding RSUs, at maximum, that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)	Includes 617,609 shares available for future issuance under the 2004 Employee Stock Purchase Plan and 3,063,960 shares available for future issuance under the 2013 Omnibus Equity Incentive Plan.

(4)
Includes 33,546 stock options and 73,754 restricted stock units, at maximum, granted to Mr. Lyle as a material inducement for commencement of employment with Maxwell. The terms and conditions of such awards are substantially similar to those for stock options and restricted stock units granted under the 2013 Omnibus Equity Incentive Plan.

RELATED PARTY TRANSACTIONS
In accordance with the Charter of the Audit Committee as approved by the Board of Directors of Maxwell, the Audit Committee shall act on behalf of the Board and review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company. Since the beginning of the Company’s last fiscal year, no related party transactions were approved by the Audit Committee. Other than the compensation arrangements described in above “Executive Compensation” and standard indemnification agreements with our directors and officers, there were no related party transactions in which any director, executive officer or a greater than 5% owner of the Company’s stock, or immediate family member of any of them, had or will have a direct or indirect material interest in the Company.
While not meeting the requirements of a related party transaction (as defined in Section 404 of Regulation S-K), the Company announced on April 28, 2017, that it had acquired substantially all of the assets of Nesscap Energy, Inc. (“Nesscap”), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, pursuant to the terms of the previously announced Arrangement Agreement, dated as of February 28, 2017 (the “Acquisition”) between the Company and Nesscap. The Acquisition was unanimously approved by the Company’s Board of Directors. The Company agreed as part of the Acquisition and pursuant to a Principal Shareholder Agreement (the “Principal Shareholder Agreement”), dated February 28, 2017, among the Company and I2BF Energy, Limited (“I2BF”) and Arbat Capital Group Ltd. (individually, “Arbat,” and collectively with I2BF, the “Principal Shareholders”), to provide the Principal Shareholders to appoint a representative of the Principal Shareholders, owning approximately 79.57% of the outstanding voting stock of Nesscap in the aggregate to the Board. As part of the Acquisition, Nesscap distributed 374,050 shares of the Company to I2BF and 626,785 shares of the Company to Arbat, representing approximately $2.3 million and $3.8 million in value based on the closing price of the Company’s common stock on Nasdaq on the closing date of the Acquisition. Pursuant to the Acquisition, Nesscap issued additional shares of the Company to its shareholders, including I2BF and Arbat, as part of a plan of dissolution after settling its outstanding liabilities, resulting in holdings by I2BF and Arbat in the amount of 1,390,204 shares and 1,679,702 shares, respectively.
Mr. Golubovich is the initial representative of the Principal Shareholders and is a Director of I2BF Venture Partners Ltd., the sole shareholder of I2BF, and a Director of Arbat. The Principal Shareholder Agreement was entered into prior to Mr. Golubovich being appointed as a member of the Board of Directors of the Company. Other than as part of the Acquisition, the selection of Mr. Golubovich to serve as a member of the Board was not pursuant to any other arrangement or understanding between Mr. Golubovich and any other person.

OTHER BUSINESS
The Board does not intend to present any other business at the Annual Meeting and knows of no other matters which will be presented at the Annual Meeting.
INCORPORATION BY REFERENCE
The rules of the SEC allow the Company to “incorporate by reference” certain information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This Proxy Statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s 2017 Annual Report on Form 10-K, a copy of which is being furnished to you with this Proxy Statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 3888 Calle Fortunada, San Diego, California 92123.
By Order of the Board of Directors,

David Lyle
Secretary
April 5, 2018
San Diego, California
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE VOTE ACCORDING TO THE INSTRUCTIONS PROVIDED IN THIS PROXY STATEMENT AND THE IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED AS SOON AS POSSIBLE. YOU ARE ENCOURAGED TO VOTE BY INTERNET.

Appendix A

MAXWELL TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 22, 2018)

MAXWELL TECHNOLOGIES, INC.
2013 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1.	INTRODUCTION.
1.1    Successor and Continuation of Predecessor Plans. The Plan is intended as the successor to and continuation of the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (together, the “Predecessor Plans”). Following the effective date of this Plan, no additional stock awards shall be granted under the Predecessor Plans. All outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms of the Predecessor Plans. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.
1.2    Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), Restricted Shares, Stock Units and Performance Cash Awards.
1.3    Plan History. The Board adopted the Plan contingent upon its approval by the Company’s stockholders at the 2013 Annual Meeting (such date, the “Effective Date”). On April 1, 2015, the Board amended the Plan, subject to stockholder approval at the 2015 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000. On February 17, 2016, the Board amended the plan to strike references to accelerating the vesting and/or exercisability of Stock Awards in connection with a Participant’s retirement. On February 17, 2016, the Board also amended the Plan, subject to stockholder approval at the 2016 Annual Meeting, to increase the number of Common Shares available for issuance by 2,400,000. On May 11, 2017, the Board amended the Plan, subject to stockholder approval at the 2017 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000 and to increase the numerical limits in Section 3.5 of the Plan. On May 11, 2017, the Board also amended the Plan to remove stock appreciation rights, to prohibit dividend payments on unvested awards and to clarify the stock withholding provisions. On March 22, 2018, the Board amended the Plan, subject to stockholder approval at the 2018 Annual Meeting, to increase the number of Common Shares available for issuance by 1,500,000.

ARTICLE 2.	ADMINISTRATION.
2.1    General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.
2.2    Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.3    Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.4    Administration of Performance Awards. With respect to any Award the earning or vesting of which is based upon the achievement of one or more Performance Goals (a “Performance Award”), the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, the Performance Award no later than the earlier of (a) the date 90 days following commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Performance Award, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. In its discretion, the Administrator may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Administrator may determine.
2.5    No Cancel/Re-Grant or Repricings of Stock Awards. Except in connection with an adjustment under Article 9, neither the Board nor any Committee shall have the authority to: (a) reprice any outstanding Stock Awards under the Plan or the Predecessor Plans, or (b) cancel and re-grant any outstanding Stock Awards under the Plan or the Predecessor Plans, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Except in connection with an adjustment under Article 9, the terms of outstanding Stock Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Options, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
2.6    No Dividend Payments on Unvested Stock Awards.    Notwithstanding anything to the contrary in the Plan, in the case of Stock Awards granted on or after May 11, 2017, any dividends or dividend equivalents otherwise payable with respect to unvested Stock Awards shall be subject to the same vesting restrictions applicable to the Stock Awards to which they relate.
2.7    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
2.8    Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS.
3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 7,900,000 Common Shares, plus (b) the number of Common Shares reserved under the Predecessor Plans that are not issued or subject to outstanding awards under the Predecessor Plans on the Effective Date, plus (c) the number of Common Shares subject to outstanding awards under the Predecessor Plans on the Effective Date that subsequently expire, lapse unexercised, or are forfeited, and Common Shares issued pursuant to awards granted under the Predecessor Plans that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, plus (d) the additional Common Shares described in Sections 3.2 and 3.4; provided, however, that no more than 2,207,298 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.
3.2    Shares Returned to Reserve. To the extent that Options or Stock Units granted under this Plan are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.3    Shares Not Returned to Reserve. If the Exercise Price of any Option is satisfied by tendering Common Shares held by the Participant (either by actual delivery or attestation), then the number of shares subject to such Stock Awards so tendered or otherwise not delivered to the Participant in connection with such exercise shall not remain available for subsequent issuance under the Plan. If any Option is exercised by means of a net exercise procedure, the number of shares remaining available for issuance under the Plan will be reduced by the gross number of shares for which such Option is exercised. If Stock Units are settled, then the number of Common Shares issued to the Participant in settlement of such Stock Units shall not remain available for subsequent issuance under the Plan. Common Shares applied to satisfy tax withholding obligations related to any Stock Award shall not again become available for issuance under the Plan.
3.4    Stock Awards Not Reducing Share Reserve. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Stock Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.5    Participant Limits. Subject to adjustment in accordance with Article 9:
(a)    The aggregate number of Common Shares subject to Options that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options that cover (in the aggregate) up to 700,000 Common Shares.
(b)    The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 500,000.
(c)    The aggregate grant date fair value of Stock Awards granted to an Outside Director in any calendar year may not exceed $300,000, except that an Outside Director may be granted Stock Awards with an aggregate grant date fair value not in excess of $400,000 in the calendar year in which he or she is initially appointed to the Board. For purposes of this limitation, grant date fair value shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. This limitation shall not apply to Stock Awards or Common Shares granted pursuant to an Outside Director’s election to receive a Stock Award or Common Shares in lieu of cash retainers or other fees. In addition, Stock Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count towards this limitation.
(d)    No Participant shall be paid more than $2,500,000 in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan.
(e)    No more than 2,207,298 Common Shares plus the additional Common Shares described in Section 3.2 may be issued under the Plan upon the exercise of ISOs.
(f)    The limits described above in Sections 3.5(a), 3.5(b), and 3.5(d) are cumulative for each Participant.

ARTICLE 4.	ELIGIBILITY.
4.1    Incentive Stock Options. Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2    Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5.	OPTIONS.
5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of death, disability, or a Change in Control, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5    Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6    Modification of Options. Within the limitations of the Plan, the Administrator may modify or extend outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.
5.7    Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, allow the Optionee to satisfy payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a)    Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b)    By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c)    Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;
(d)    By delivering a full-recourse promissory note, on such terms approved by the Administrator; or
(e)    Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.	[INTENTIONALLY OMITTED.]

ARTICLE 7.	RESTRICTED SHARES.
7.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.

7.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8.	STOCK UNITS.
8.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of death, disability, or a Change in Control.
8.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
8.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6    Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the

Award recipient, then any Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.	ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:
(a)    The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1 and 3.5;
(b)    The number and kind of shares covered by each outstanding Option and Stock Unit; and
(c)    The Exercise Price applicable to each outstanding Option and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3    Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Section 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include (without limitation) one or more of the following with respect to each outstanding Award:
(f)    The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(g)    The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option shall comply with applicable tax requirements;
(h)    The substitution by the surviving entity or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option shall comply with applicable tax requirements;
(i)    The cancellation of outstanding Options without payment of any consideration. The Optionees shall be able to exercise such Options (to the extent the Options are vested or become vested as of the effective date of the transaction) during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of the transaction;
(j)    Full exercisability of outstanding Options and full vesting of the Common Shares subject to Options, followed by cancellation of such Options. The full exercisability of such Options and full vesting of such Common Shares may be contingent on the closing of the transaction. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such transaction;
(k)    The cancellation of the Options and a payment to the Optionee with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (B) the per-share Exercise Price of the Option (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option as exempt from Code Section 409A.  If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee;
(l)    The cancellation of outstanding Stock Units and a payment to the holder thereof with respect to each Common Share subject to the Stock Unit equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event that a Stock Unit is subject to Code Section 409A, the payment described in this clause (g) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(m)    The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.
Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.	OTHER AWARDS.
10.1    Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2    Awards Under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.	LIMITATION ON RIGHTS.
11.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2    Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4    Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
11.5    Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.	TAXES.
12.1    General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations (up to such Participant’s maximum statutory tax rate for each applicable jurisdiction) by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3    Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.4    Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.	FUTURE OF THE PLAN.
13.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2, or (b) the 10th anniversary of the date adopted by the Board.
13.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3    Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Stockholder approval shall be required for any amendment of the Plan that either (a) materially increases the number of Common Shares available for issuance under the Plan, (b) materially expands the class of individuals eligible to receive Awards under the Plan, (c) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Common Shares may be issued or purchased under the Plan, (d) materially extends the term of the Plan, or (e) expands the types of Awards available for issuance under the Plan. In addition, an amendment to Section 2.5 is subject to approval by the Company’s stockholders.

ARTICLE 14.	DEFINITIONS.
14.1    “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
14.3    “Award” means any award granted under the Plan, including as an Option, a Restricted Share, a Stock Unit, or a Performance Cash Award.
14.4    “Award Agreement” means a Stock Option Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5    “Board” means the Company’s Board of Directors, as constituted from time to time.

14.6    “Change in Control” means:
(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)    The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)    Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.7    “Code” means the Internal Revenue Code of 1986, as amended.
14.8    “Committee” means a committee of one or more members of the Board or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.9    “Common Share” means one share of the common stock of the Company.
14.10    “Company” means Maxwell Technologies, Inc., a Delaware corporation.
14.11    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.12    “Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.14    “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.
14.15    “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.16    “ISO” means an incentive stock option described in Code Section 422(b).
14.17    “NSO” means a stock option not described in Code Sections 422 or 423.
14.18    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.19    “Optionee” means an individual or estate holding an Option.
14.20    “Outside Director” means a member of the Board who is not an Employee.
14.21    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.22    “Participant” means an individual or estate holding an Award.
14.23    “Performance Cash Award” means an award of cash granted under Section 8.1 of the Plan.
14.24    “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
14.25    “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.26    “Plan” means this Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan, as amended from time to time.
14.27    “Predecessor Plans” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan and the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.
14.28    “Restricted Share” means a Common Share awarded under the Plan.
14.29    “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.30    [Intentionally Omitted]
14.31    [Intentionally Omitted]
14.32    “Service” means service as an Employee, Outside Director or Consultant.
14.33    “Service Provider” means any individual who is an Employee, Outside Director or Consultant.
14.34    “Stock Award” means any award of an Option, a Restricted Share, or a Stock Unit under the Plan.
14.35    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.36    “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.37    “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
14.38    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
14.39    “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A
PERFORMANCE CRITERIA
The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Revenue	• Cash flow per Share
• Gross profit	• Return on equity
• Operating expenses	• Return on assets
• Earnings before interest, taxes, depreciation and amortization (EBITDA);	• Return on capital
• Operating income	• Growth in assets
• Income from operations;	• Economic value added
• Income before income taxes and minority interests	• Share price performance
• Net income	• Total stockholder return
• Net income per diluted Share	• Improvement or attainment of expense levels
• A change in accounts receivable or inventory, or a change in another combination of assets and/or liabilities	• Market share or market penetration
• Cash flow	• Business expansion, and/or acquisitions or divestitures
• Other measures of performance selected by the Administrator, including any other corporate, strategic and/or individual performance goals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report are available at www.proxyvote.com.

MAXWELL TECHNOLOGIES, INC.
This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders
May 15, 2018 11:00 A.M. PDT

The stockholder(s) hereby appoint(s) Franz Fink and David Lyle, or either of them as proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MAXWELL TECHNOLOGIES, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders(s) to be held at 11:00 a.m., PDT on May 15, 2018, at 3888 Calle Fortunada, San Diego, California 92123, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4.
The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred. The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of the 2018 Annual Meeting of Stockholders and accompanying Proxy Statement dated April 5, 2018.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

MAXWELL TECHNOLOGIES, INC. 3888 Calle Fortunada San Diego, CA 92123
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Nominees
01 Franz Fink 02 Steven Bilodeau
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2	To approve an amendment to the 2013 Omnibus Equity Incentive Plan, increasing the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.					☐	☐	☐
3	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐
4	To approve, on an advisory basis, our named executive officer compensation as set forth in the Executive Compensation section of the Proxy Statement.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date